UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒      Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
Five Below, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Five Below, Inc.

701 Market Street

Suite 300

Philadelphia, PA 19106

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Five Below, Inc. at 9:00 a.m. Eastern Daylight Time on Tuesday, June 11, 2024.

The Annual Meeting will be held as a virtual meeting via live audio webcast. We believe that a virtual meeting will provide meaningful shareholder access and participation and also protect the health and safety of our shareholders, crew, and other stakeholders.

To attend and participate in the Annual Shareholder Meeting, shareholders must register in advance at https://viewproxy.com/fivebelow/2024/ prior to the deadline of 11:59 pm EDT on June 6, 2024. Upon completing registration, eligible participants will receive further instructions via email, including unique links that will allow such eligible participants to access the meeting.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement.

At this year’s Annual Meeting, you will be asked to elect as directors the nine nominees named in the attached Proxy Statement, ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2025 and cast an advisory (non-binding) vote approving the Company’s named executive officer compensation.

Your vote is important. Please mark, sign, date, and return the accompanying proxy card or voting instruction form in the postage-paid envelope or instruct us by telephone or via the internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.

Sincerely,

Thomas G. Vellios
Chairman of the Board

Philadelphia, Pennsylvania

May 2, 2024

Notice of Annual Meeting of Shareholders

To Be Held on June 11, 2024

9:00 a.m. Eastern Daylight Time

To the Shareholders of Five Below, Inc.:

Notice is hereby given that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Five Below, Inc. (the “Company”) will be held as a virtual meeting via live audio webcast:

1. To elect nine directors to hold office until the 2025 annual meeting of shareholders and until their respective successors have been duly elected and qualified;

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending February 1, 2025;

3. To hold an advisory (non-binding) vote to approve the Company’s named executive officer compensation; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

To attend and participate in the Annual Shareholder Meeting, shareholders must register in advance at https://viewproxy.com/fivebelow/2024/ prior to the deadline of 11:59 pm EDT on June 6, 2024. Upon completing registration, eligible participants will receive further instructions via email, including unique links that will allow such eligible participants to access the meeting.

The board of directors has fixed the close of business on April 16, 2024 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card, or if you prefer, please follow the instructions on the enclosed proxy card for voting by internet or by telephone, whether or not you plan to attend the meeting in person.

By order of the board of directors,

Ronald J. Masciantonio
Secretary

Philadelphia, Pennsylvania

May 2, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 2024:

Our official Notice of Annual Meeting of Shareholders, Proxy Statement and 2023 Annual Report, including our Form 10-K for fiscal year 2023, are available electronically at http://investor.fivebelow.com/.

We operate on a fiscal calendar widely used by the retail industry that results in a given fiscal year consisting of a 52- or 53-week period ending on the Saturday closest to January 31st of the following year. References to “fiscal year 2024” or “fiscal 2024” refer to the period from February 4, 2024 to February 1, 2025, which consists of a 52-week fiscal year. References to “fiscal year 2023” or “fiscal 2023” refer to the period from January 29, 2023 to February 3, 2024, which consists of a 53-week fiscal year. References to “fiscal year 2022” or “fiscal 2022” refer to the period from January 30, 2022 to January 28, 2023, which consists of a 52-week fiscal year. References to “fiscal year 2021” or “fiscal 2021” refer to the period from January 31, 2021 to January 29, 2022, which consists of a 52-week fiscal year.

-i-

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For information regarding the Company’s fiscal 2023 performance, please review the Company’s Annual Report to shareholders for the fiscal year ended February 3, 2024. As used herein, “Five Below,” the “Company,” “we,” “us,” “our” or “our business” refers to Five Below, Inc. (collectively with its wholly owned subsidiary), except as expressly indicated or the context otherwise requires. As used herein, references to “Crew” refer to our employees.

ANNUAL MEETING OF SHAREHOLDERS

Time and Date	Record Date
9:00 a.m. Eastern Daylight Time June 11, 2024	April 16, 2024

Place	Number of Common Shares Eligible to Vote at the Meeting as of the Record Date
Virtual meeting only (details below)	55,192,192

The Annual Meeting will be held as a virtual meeting via live audio webcast. We believe that a virtual meeting will provide meaningful shareholder access and participation and also protect the health and safety of our shareholders, crew, and other stakeholders.

To attend and participate in the Annual Shareholder Meeting, shareholders must register in advance at https://viewproxy.com/fivebelow/2024/ prior to the deadline of 11:59 pm EDT on June 6, 2024. Upon completing registration, eligible participants will receive further instructions via email, including unique links that will allow such eligible participants to access the meeting.

If you are a registered or beneficial holder you will be asked during the registration process whether you wish to vote during the meeting. If you so indicate, once your registration is approved, an e-mail will be sent to you that will contain your Virtual Control Number. You will not need the Virtual Control Number to join the meeting, you will only need it if you choose to vote during the meeting.

If you hold your shares beneficially through a bank or broker and you wish to vote during the meeting, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Virtual Control Number. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2024 Annual Meeting so long as you demonstrate proof of stock ownership (but will not be able to vote your shares during the meeting). You may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://viewproxy.com/fivebelow/2024/. During the meeting shareholders will have the opportunity to submit text questions on the matters to be voted on in the meeting by typing questions into the “Questions” pane of the control panel.

There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 8:45 a.m. EDT on June 11, 2024, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email virtualmeeting@viewproxy.com or call 866-612-8937.

SUMMARY VOTING MATTERS

Matter	Board Recommendation	Page Reference (for more Detail)
Election of Directors	FOR each director nominee	64
Ratification of Independent Registered Public Accounting Firm	FOR	65
Advisory (non-binding) vote to approve the Company’s Named Executive Officer compensation	FOR	67

BOARD NOMINEES

The following table provides summary information about each director nominee. At the Annual Meeting, directors will be elected by a majority of votes cast for each director nominee.

	Director Since	Class		Committee Membership*
Name, Age			Principal Occupation	AC	CC	NCGC
Joel D. Anderson, 59	2015	II	President and Chief Executive Officer of Five Below

Kathleen S. Barclay, 68	2015	II	Former Senior Vice President of Human Resources for The Kroger Co.

Karen Bowman, 60	2024	I	Global Boardroom and Executive Program Leader at Deloitte

Dinesh S. Lathi, 53	2018	III	Former President and Chief Executive Officer of Tailored Brands

Richard L. Markee, 70	2016	III	Former Chairman of Vitamin Shoppe, Inc.

Thomas M. Ryan, 71	2011	II	Operating Partner of Advent International Corporation

Mimi E. Vaughn, 57	2023	II	President and Chief Executive Officer of Genesco, Inc.

Thomas G. Vellios, 69	2002	III	Non-Executive Chairman of the Company

Zuhairah S. Washington, 46	2020	III	Senior Advisor and Corporate Officer at Otrium

* AC Audit Committee	CC	Compensation Committee

NCGC Nominating and Corporate Governance Committee		Chair of the Committee

PROXY STATEMENT

FOR 2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 11, 2024

This Proxy Statement is being furnished together with our Annual Report for the fiscal year ended February 3, 2024 in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Five Below, Inc. on June 11, 2024 (the “Annual Meeting”), and any postponements or adjournments of the meeting. On or about May 2, 2024, we will mail to each of our shareholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet.

FREQUENTLY ASKED QUESTIONS

When and where will the meeting take place?

The Annual Meeting will be held virtually only, via live audio webcast, on Tuesday, June 11, 2024, at 9:00 a.m. Eastern Daylight Time.

To attend and participate in the Annual Shareholder Meeting, shareholders must register in advance at https://viewproxy.com/fivebelow/2024/ prior to the deadline of 11:59 pm EDT on June 6, 2024. Upon completing registration, eligible participants will receive further instructions via email, including unique links that will allow such eligible participants to access the meeting. During the meeting shareholders will have the opportunity to submit text questions on the matters to be voted on in the meeting by typing questions into the “Questions” pane of the control panel.

There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 8:45 a.m. EDT on June 11, 2024, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email virtualmeeting@viewproxy.com or call 866-612-8937.

Why did I receive only a Notice of Internet Availability of Proxy Materials?

As permitted by the Securities and Exchange Commission (the “SEC”), the Company is furnishing to shareholders its notice of the Annual Meeting (the “Notice”), this Proxy Statement and the 2023 Annual Report primarily over the internet. On or about May 2, 2024, we will mail to each of our shareholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our shareholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing paper copies.

What is the purpose of this meeting and these materials?

We are providing these proxy materials in connection with the solicitation on behalf of our board of directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of the meeting.

At the Annual Meeting, you will be asked to vote on the following matters:

•	a proposal to elect nine directors to hold office until the 2025 annual meeting of shareholders and until their respective successors have been duly elected and qualified (Proposal No. 1);

•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending February 1, 2025 (Proposal No. 2);

•	an advisory (non-voting) vote to approve our Named Executive Officer compensation (Proposal No. 3); and

•	any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the voting recommendations of the board of directors on these matters?

The board of directors recommends that you vote your shares as follows:

•	FOR each of the board’s nine nominees for the board of directors (Proposal No. 1);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending February 1, 2025 (Proposal No. 2); and

•	FOR the approval, on an advisory basis, of our Named Executive Officer compensation (Proposal No. 3).

Are all of the Class II and Class III directors standing for re-election to the board of directors at the Annual Meeting? Are any of the Class I directors standing for re-election to the board of directors at the Annual Meeting?

Yes, all of our Class II and Class III directors are standing for re-election. Additionally, one Class I director, who was previous elected by our board of directors to fill a vacancy and thus whose term expires at the Annual Meeting, is standing for re-election at the Annual Meeting, in accordance with our bylaws. The remaining Class I directors are serving terms that expire at the 2025 annual meeting of shareholders.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is April 16, 2024. You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a bank, broker, or other intermediary. As of that date, there were 55,192,192 shares of common stock outstanding entitled to vote. There is no other class of voting securities outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote and are also invited to attend the Annual Meeting, though you may be required to show a brokerage statement or account statement reflecting your stock ownership as of the record date. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

Most of our shareholders hold their shares through a bank, broker, or other intermediary (that is, in “street name”) rather than directly in their own name.

What options are available to me to vote my shares?

Whether you hold shares directly as the shareholder of record or through a bank, broker, or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may vote via the internet.

•

If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the internet by following the instructions provided in the Notice of Internet Availability;

•

If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the internet by following the instructions included in the email; or

•

If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.

•

If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•

Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote during the virtual meeting. All shareholders of record may vote at the virtual Annual Meeting. If you are a registered or beneficial holder you will be asked during the registration process whether you wish to vote during the meeting. If you so indicate, once your registration is approved, an e-mail will be sent to you that will contain your Virtual Control Number. You will not need the Virtual Control Number to join the meeting, you will only need it if you choose to vote during the meeting.

If you hold your shares beneficially through a bank or broker and you wish to vote during the meeting, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Virtual Control Number. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2024 Annual Meeting so long as you demonstrate proof of stock ownership (but will not be able to vote your shares during the meeting). You may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://viewproxy.com/fivebelow/2024/.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you properly execute and return your proxy card but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary will have the discretion to vote your uninstructed shares on “routine” matters (sometimes referred to as “broker discretionary voting”), such as the ratification of the selection of accounting firms, but do not have discretion to vote on “non-routine” matters, such as the election of directors. For instance, if you are a beneficial owner and hold your shares in street name, but do not give your bank, broker, or other intermediary instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf.

If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted as votes cast in the tabulation of the voting results with respect to proposals that require a majority of the votes cast and will therefore not have an effect on the outcome of the vote.

How is a quorum determined?

The representation, in person or by proxy, of holders entitled to cast at least a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What vote is required to approve each proposal at the Annual Meeting?

Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1—	Election of Directors	Majority of Votes Cast for each	No

Proposal No. 2—	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

Proposal No. 3—	Advisory Vote Related to Named Executive Officer Compensation	Majority of Votes Cast	No

With respect to Proposal No. 1, you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. Any nominees receiving more FOR votes than AGAINST votes with respect to such nominee will be elected. Proxies may not be voted for more than three directors and shareholders may not cumulate votes in the election of directors.

With respect to Proposal Nos. 2 and 3 you may vote FOR, AGAINST or ABSTAIN.

If you abstain from voting on Proposal Nos. 2 and 3 your shares will be counted as present and entitled to vote on each such matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast and will not have an effect on the outcome of the vote.

Can I change my vote or revoke my proxy?

Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	Submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	Timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by internet, telephone or mail will be counted); or

•

Attending the virtual Annual Meeting and voting during the meeting; however, attendance at the Annual Meeting will not by itself constitute a revocation of a proxy. See above regarding the special steps required to vote during the virtual meeting.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker, or intermediary, giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting during the meeting.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1, 2 and 3 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.

Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our board of directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. In addition, we have retained Okapi Partners LLC to assist in the solicitation of proxies at a solicitation fee of $13,500, plus related reasonable out-of-pocket expenses.

What do I need to do if I intend to attend the virtual Annual Meeting?

Attendance at the Annual Meeting will be limited to shareholders as of the record date or their duly-appointed proxies.

To attend and participate in the Annual Shareholder Meeting, shareholders must register in advance at https://viewproxy.com/fivebelow/2024/ prior to the deadline of 11:59 pm EDT on June 6, 2024. Upon completing registration, eligible participants will receive further instructions via email, including unique links that will allow such eligible participants to access the meeting.

There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 8:45 a.m. EDT on June 11, 2024, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email virtualmeeting@viewproxy.com or call 866-612-8937.

Can I ask questions at the Annual Meeting?

We welcome questions from shareholders related to the matters under consideration at the meeting. During the meeting shareholders may submit questions through the Questions pane on the meeting platform. Each questioner is limited to a total of two questions.

BOARD OF DIRECTORS

Our bylaws provide that the number of members of our board of directors shall be determined by our board from time to time. The number of members of our board is currently 12 and is divided into three classes with staggered terms. Beginning at the 2025 annual meeting of shareholders, our board will no longer be divided into classes, and all directors will be subject to election for one-year terms.

At our Annual Meeting, shareholders will elect one Class I director (who was previously elected by our board of directors to fill a vacancy and thus whose term expires at the Annual Meeting), four Class II directors, and four Class III directors, in each case to hold office for a one-year term, until our 2025 annual meeting of shareholders. Unless otherwise specified in the proxy, the shares voted pursuant thereto will be cast for each of Messrs. Anderson, Lathi, Markee, Ryan and Vellios, and Mses. Barclay, Bowman, Vaughn and Washington. If, for any reason, at the time of election any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our board of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each nominee for election as a director and each of the current directors.

Nominees for Election to the Board of Directors for a Term Expiring at the 2025 Annual Meeting

Joel D. Anderson. Mr. Anderson, 59, has served as a director since February 2015, when he was appointed to serve as our President and Chief Executive Officer. Prior to becoming our President and Chief Executive Officer, Mr. Anderson was our President and Chief Operating Officer from July 2014 through January 2015. Prior to joining Five Below, Mr. Anderson served as President and Chief Executive Officer of Walmart.com from 2011 until 2014 and as the divisional Senior Vice President of the Northern Plains division of Walmart, Inc., a global retailer, from 2010 to 2011. Prior to joining Walmart, Mr. Anderson was President of the retail and direct business units for Lenox Group, Inc. and served in various executive positions at Toys “R” Us Inc. over a 14-year period. Mr. Anderson currently serves as a director of Sprouts Farmers Market where he serves on the audit and compensation committees. Mr. Anderson’s experience in the retail industry as well as his position as our President and Chief Executive Officer led to the conclusion that he should serve as a director of Five Below.

Kathleen S. Barclay. Ms. Barclay, 68, has served as a director since March 2015. Ms. Barclay served as the Senior Vice President of Human Resources for The Kroger Co., a $100 billion grocery supermarket company, from 2009 until her retirement in 2016. Prior to joining The Kroger Co., Ms. Barclay served in many leadership roles at General Motors Corporation, a multinational automotive corporation, from 1985 to 2010, including Vice President of Global Human Resources from 1998 to 2009. Ms. Barclay served as a director of Kontoor Brands from 2019 to 2023. Ms. Barclay’s senior leadership experience with a large-scale, growing retailer led to the conclusion that she should serve as a director of Five Below.

Karen Bowman. Ms. Bowman, 60, has served as a director since January 2024. She is currently the Deloitte Global Boardroom and Executive Program Leader and the Deloitte US Vice Chairman and National Sector Leader for the Automotive Industry. Previously, she served as a member of the US Deloitte Board of Directors and as a member of the Board of Directors for Deloitte Consulting LLP. She was also the leader of the Deloitte US Business Transformation Integrated Market Offering. She has more than 30 years of professional and consulting experience across a broad range of industries, with specific focus on the consumer industry. She helps clients transform their businesses as well as align their people and business strategies. Ms. Bowman holds a Juris Doctor from Wake Forest University and a Bachelor’s Degree in Political Science from the University of Oklahoma. Ms. Bowman’s senior leadership experience spanning diverse industries, with a keen focus on the consumer industry, led to the conclusion that she should serve as a director of Five Below.

Dinesh S. Lathi. Mr. Lathi, 53, has served as a director since March 2018. Mr. Lathi is currently the Chairman of the Board of RugsUSA, a leading e-commerce provider of area rugs and home décor products, where he previously held the position of interim Chief Executive Officer since January 2022, and a Senior Operating Partner at Francisco Partners Consulting. Mr. Lathi previously served as President and Chief Executive Officer of Tailored Brands, Inc., a leading specialty retailer of men’s suits and formalwear, from March 2019 to March 2021. He joined Tailored Brands’ board of directors in March 2016, and served as its Non-Executive Chairman from April 2017 to August 2018, and its Executive Chairman from August 2018 to March 2019. In August 2020 Tailored Brands, Inc. filed for Chapter 11 bankruptcy protection and, under Mr. Lathi’s leadership, emerged from such protection in December 2020. Previously, he was the Chief Executive Officer of One Kings Lane, a digital home decor shopping platform, from 2014 to 2016, where he also served as the Chief Operating Officer and Chief Financial Officer from 2011 to 2014. Prior to One Kings Lane, Mr. Lathi was a Vice President at eBay, a global online marketplace, where he managed several key areas, including Buyer & Seller Experience. Mr. Lathi’s 20 plus years of leadership experience in the technology and consumer space led to the conclusion that he should serve as a director of Five Below.

Richard L. Markee. Mr. Markee, 70, has served as a director since May 2016. Mr. Markee currently serves as a director of Macy’s, Inc. Previously, Mr. Markee served in various leadership positions at Vitamin Shoppe, Inc., including as Non-Executive Chairman from January 2016 to June 2016 and from April 2007 to September 2009, Executive Chairman from April 2011 to January 2016 and Chief Executive Officer and Chairman of the Board from September 2009 to April 2011. He held senior management positions at Toys “R” Us, Inc. from 1998 through November 2006, including Vice Chair of Toys “R” Us, Inc. and President of the Babies “R” Us and the Toys “R” Us U.S. and international operation divisions from August 2004 through November 2006. Mr. Markee previously served as a director of Collective Brands, Inc., The Sports Authority, Inc., Dorel Industries and Toys “R” Us. Mr. Markee’s extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below.

Thomas M. Ryan. Mr. Ryan, 71, has served as a director since 2011. In 2011, Mr. Ryan became an operating partner of Advent International Corporation as a part of its Operating Partner Program. Prior to joining our board of directors, Mr. Ryan served as the Chairman of the board of directors, President and Chief Executive Officer of CVS Caremark Corporation, now CVS Health, a retail pharmacy and healthcare corporation, until he retired in 2011. Mr. Ryan became the Chief Executive Officer of CVS Corporation in 1998 and he also served as the Chairman of the board of directors of CVS Corporation from 1999 to 2007. Mr. Ryan also served as the Chairman of CVS Health’s board of directors from 2007 to 2011. Mr. Ryan currently serves as a director of PJT Partners and previously served as a director of Bank of America Corporation, Yum! Brands, Inc. and Vantiv, Inc. Mr. Ryan’s experience in the retail industry, as both an executive officer and director of a large retail company, led to the conclusion that he should serve as a director of Five Below.

Mimi E. Vaughn. Ms. Vaughn, 57, has served as a director since September 2023. Ms. Vaughn is currently President, Chief Executive Officer and Chair of the Board of Genesco Inc. (NYSE: GCO), the parent company of teen retail leader Journeys. Ms. Vaughn joined Genesco in September 2003 as vice president of strategy and business development. She was named senior vice president, strategy and business development in October 2006, senior vice president of strategy and shared services, including information technology and human resources, in April 2009 and senior vice president – finance and chief financial officer in February 2015. In May 2019, Ms. Vaughn was named senior vice president and chief operating officer and continued to serve as senior vice president-finance and chief financial officer until her successor was appointed in June 2019. In October 2019, Ms. Vaughn was appointed to become president and chief executive officer of the Company on February 2, 2020 and was appointed as a director effective October 30, 2019. Prior to joining the Company, Ms. Vaughn was executive vice president of business development and marketing, and acting chief financial officer from 2000 to 2001, for Link2Gov Corporation in Nashville. From 1993 to 1999, she was a consultant at McKinsey & Company in Atlanta. Ms. Vaughn’s senior leadership experience in multi-brand specialty retail, with a particular focus on the teen customer, led to the conclusion that she should serve as a director of Five Below.

Thomas G. Vellios. Mr. Vellios, 69, is the co-founder of Five Below and has served as our Chairman since June 2018, our Executive Chairman from February 2015 until June 2018, and as one of our directors since our incorporation in 2002. Mr. Vellios previously served as our Chief Executive Officer from 2002 until January 31, 2015. Mr. Vellios also served as our President from 2005 until June 2014. Previously, Mr. Vellios served as President, Chief Executive Officer and a director of Zany Brainy, Inc. Prior to joining Zany Brainy, Mr. Vellios served as Senior Vice President, General Merchandise Manager at Caldor, a regional discount chain and a division of the May Company. Mr. Vellios’ 25 plus years of experience in the specialty, department store and discount retail industry, his experience with the management, operations and finance of a retail business, and his knowledge of the Company as a founder led to the conclusion that he should serve as a director of Five Below.

Zuhairah S. Washington. Ms. Washington, 46, has served as a director since September 2020. Ms. Washington is currently a senior advisor and corporate officer of Otrium, a purpose-driven online marketplace for designer outlet fashion brands. Prior to her assuming this role in January 2024, she served at Chief Executive Officer of Otrium from Julu 2021. Prior to Otrium, Ms. Washington was SVP and Global Head of Strategic Partners, Lodging and Vacation Rentals at Expedia Group, whose brands include Expedia, Hotels.com, Orbitz and VRBO, from January 2019 to August 2021. Prior to joining Expedia, Ms. Washington was at Egon Zehnder, a global management consulting and executive search firm, from 2018 to 2019, and Uber, where she grew businesses from startup to scale and ran one of the top five U.S. markets, from 2013 to 2018. She also founded Kahnoodle, which was named to Entrepreneur Magazine’s 100 Brilliant Companies of 2012. Ms. Washington currently serves as a director and a member of the audit committee of Olo, the leading on-demand e-commerce platform for the restaurant industry. Ms. Washington earned a joint graduate degree: a JD from Harvard Law School and an MBA from Harvard Business School, and graduated magna cum laude from UCLA with a BA in political science and public policy. In March of 2020, she was named as one of the 100 Most Influential Black Executives in Corporate America by Savoy Magazine. Ms. Washington’s senior leadership experience with large-scale, growing technology companies led to the conclusion that she should serve as a director of Five Below.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2025 Annual Meeting

Michael F. Devine, III. Mr. Devine, 65, has served as a director since March 2013. Mr. Devine is the former Executive Vice President and Chief Financial Officer of Coach, Inc. Mr. Devine served as Chief Financial Officer at Coach, Inc. since December 2001 and Executive Vice President and Chief Financial Officer since August 2007 until his retirement in August 2011. Mr. Devine currently serves as the Chairman of the Board of Deckers Outdoor Corporation, where he serves on the audit committee and compensation committee. Mr. Devine previously served as a director and member of the audit committee of both Express, Inc. and Nutrisystem, Inc. and as a director of Talbots and Sur La Table. Mr. Devine’s extensive experience in the retail industry, as both an executive officer and director, led to the conclusion that he should serve as a director of Five Below.

Bernard Kim. Mr. Kim, 47, has served as a director since 2022. Mr. Kim has been the Chief Executive Officer of Match Group, Inc. since 2022. From 2016 to 2022, he served as the President of Publishing for Zynga Inc., a global leader in interactive entertainment with a mission to connect the world through games. Prior to joining Zynga, Mr. Kim spent nearly ten years at Electronic Arts Inc., as the company’s Senior Vice President of Mobile Publishing. In that role, he oversaw EA’s mobile distribution, strategy, product management, analytics, network engagement, marketing, revenue demand planning, business development, third-party publishing, and mergers & acquisitions. Before joining EA, Mr. Kim served as Director of Sales and Channel Strategy at The Walt Disney Company, where he led sales and retail for Disney Mobile. He holds Bachelor of Arts degrees in both Economics and Communications from Boston College. Mr. Kim’s senior leadership experience with large-scale, growing technology companies led to the conclusion that he should serve as a director of Five Below.

Ronald L. Sargent. Mr. Sargent, 68, has served as a director since 2004. Mr. Sargent served as the Chief Executive Officer of Staples, Inc., an office supply company, from 2002 to June 2016 and as Chairman of its board of directors from 2005 to January 2017. Mr. Sargent currently serves as a director of Wells Fargo & Co., where he serves as the Chairman of the human resources committee and as a member of the governance and nominating committee and the audit committee, and The Kroger Co., where he serves as Lead Director, Chairman of the governance committee and as a member of the audit and public responsibilities committees. Mr. Sargent previously served as a director of The Home Depot, Inc. and Mattel, Inc. Mr. Sargent’s experience as an executive officer and director of Staples, Inc. as well as his extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below.

In addition to the information presented above regarding each director’s or nominee’s specific experiences, qualifications, attributes and skills, we believe that all of our directors and nominees have a reputation for integrity and adherence to high ethical standards. Each of our directors and nominees has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board. Finally, we value our directors’ and nominee’s experience on other company boards and board committees.

There are no family relationships among any of our directors, nominees or executive officers.

Summary of Qualifications and Demographics of Directors and Director Nominees

The table below summarizes the specific qualifications, attributes, skills, experience and demographics of each director and nominee. In the case of nominees, these are what led our board of directors to conclude that the nominee is qualified to serve on our board of directors. As to the knowledge, skills and experience section, while each director and nominee is generally knowledgeable in each of these areas, an “X” in the chart below indicates that the item is a specific qualification, attribute, skill or experience that each director or nominee brings to our board of directors. The lack of an “X” for a particular item does not mean that the nominee does not possess that qualification, attribute, skill or experience.

Branding Experience	X			X	X		X	X	X	X	X	X
Entrepreneurial	X			X		X	X	X	X		X	X
Distribution/Logistics Experience	X			X					X		X
Retail Experience	X	X	X	X	X	X	X	X	X	X	X	X
Sales and Marketing Experience	X				X	X	X	X	X	X	X	X
Financial Literacy and Experience	X	X	X	X	X	X	X	X	X	X	X	X
Public Company Management Experience	X	X	X	X	X	X	X	X	X	X	X	X
Risk Oversight Experience	X	X	X	X		X	X	X	X	X	X
Technology (Consumer, Cybersecurity, Big Data, Social)	X			X	X	X				X	X	X
Race / Ethnicity
African American or Black												X
Alaskan Native or Native American
Asian					X	X
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	X	X	X	X			X	X	X		X
Two or More Races or Ethnicities										X
LGBTQ+
Did Not Disclose Demographic Background
Gender Identity
Female		X	X							X		X
Male	X			X	X	X	X	X	X		X
Non-Binary
Did Not Disclose Gender
Years	9	9	<1	11	2	6	7	13	20	<1	22	3

The table below summarizes the aggregate diversity characteristics of our directors:

Board Diversity Matrix
Total Number of Directors	12

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	8	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	1	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board Composition

Our business and affairs are managed under the direction of our board of directors, which currently consists of 12 members. Our articles of incorporation and bylaws currently provide that our board of directors will consist of a number of directors, not less than three nor more than fourteen, to be fixed exclusively by resolution of the board of directors.

Our articles of incorporation currently provide, that until the 2025 annual meeting of shareholders, our board of directors will be staggered, or classified, consisting of three classes of directors, each serving staggered terms, which is constituted as follows:

•

the Class I directors are Ms. Bowman and Messrs. Devine, Kim and Sargent. Ms. Bowman was elected previously by our board of directors to fill a vacancy and is standing for re-election at the Annual Meeting in accordance with our bylaws. The terms of the remaining Class I directors will expire at the annual meeting of shareholders to be held in 2025;

•	the Class II directors are Mses. Barclay and Vaughn and Messrs. Anderson and Ryan, and their terms will expire at the Annual Meeting; and

•	the Class III directors are Ms. Washington and Messrs. Lathi, Markee and Vellios and their terms will expire at the Annual Meeting.

Beginning at the 2025 annual meeting of shareholders, all directors will be subject to annual election for one-year terms and our board of directors will no longer be classified. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, retirement, disqualification or removal. Any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the directors then in office. Until the 2025 annual meeting of shareholders, any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

At the time of our initial public offering, our board of directors assessed the classified board structure and determined that it was appropriate for our Company as it provides continuity and stability in the board’s business strategies and policies. As we continued to mature as a public company, our board of directors determined in 2022 that it was in the best interests of the Company and its shareholders to remove the classified board structure from our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws. At the 2022 annual meeting of shareholders, our shareholders approved amendments to our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws such that directors in office immediately after the 2022 Annual Meeting would serve out their three-year terms, but directors elected by shareholders commencing with the 2023 annual meeting of shareholders would be elected to one-year terms. Accordingly, at our Annual Meeting, shareholders will elect nine directors to hold office for a one-year term, until our 2025 annual meeting of shareholders. Beginning at the 2025 annual meeting of shareholders, the classified board structure will be removed and all directors will be subject to annual election for one-year terms.

Director Independence

Our board of directors observes all applicable criteria for independence established by The Nasdaq Stock Market LLC and other governing laws and applicable regulations. No director or nominee will be deemed to be independent unless our board of directors determines that the director or nominee has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Devine, Kim, Lathi, Markee, Ryan and Sargent and Mses. Barclay, Bowman, Vaughn and Washington are independent as defined under the corporate governance rules of The Nasdaq Stock Market LLC. Of these independent directors and nominees, our board has determined that: (i) Mses. Vaughn and Washington and Messrs. Devine, Lathi and Markee, who comprise our audit committee; (ii) Mses. Barclay and Washington and Messrs. Devine, Ryan and Sargent, who comprise our compensation committee; and (iii) Ms. Barclay and Messrs. Kim, Ryan and Sargent, who comprise our nominating and corporate governance committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors has no policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the board of directors. It is the board of directors’ view that rather than having a rigid policy, the board of directors, with the advice and assistance of the nominating and corporate governance committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the board of directors with Mr. Anderson serving as our Chief Executive Officer and Mr. Vellios serving as non-executive Chairman of the board. We believe this is appropriate as it provides Mr. Anderson with the ability to focus on our day-to-day operations while allowing Mr. Vellios to lead our board of directors in its fundamental role of providing advice to and oversight of management.

Our board of directors plays an active role in overseeing management of our risks. Our board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee oversees management of financial risks. Our nominating and corporate governance committee is responsible for managing risks associated with the independence of the board of directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full board of directors keeps itself regularly informed regarding such risks through committee reports and otherwise.

We have also integrated governance processes into our overall risk management framework to enable our board of directors to oversee cybersecurity risk. The audit committee oversees management’s policies and procedures related to cybersecurity risk management and periodically reports to the board of directors.

The Chairman of the audit committee acts as the lead with respect to direct oversight of management. Our board of directors considers cybersecurity risks through interaction with our management team and the audit committee, as well as through quarterly updates with our Chief Information Security Officer. Management informs the audit committee of material aspects of our cybersecurity program on a quarterly basis. This includes informing the audit committee on key strategic and operational goals, risk mitigation efforts, performance metrics, and descriptions and notification of emerging or existing risks as well as incidents impacting us.

Our board of directors, itself and through its nominating and corporate governance committee, also plays an active role in monitoring and motivating the Company’s environmental social and governance (“ESG”) initiatives. For more information please see the section titled “Environmental Social & Governance Initiatives” below.

Compensation Risk Analysis

The compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. In designing our compensation programs, the compensation committee seeks to mitigate such risk in a variety of ways including by:

(a)	providing a meaningful portion of total compensation in the form of equity incentives that are earned over multiple years to encourage an appropriately long-term focus;

(b)	utilizing pre-established incentive pay and performance curves with fixed maximums;

(c)	annually evaluating compensation benchmarking for executive officer to ensure market reasonable compensation;

(d)	maintaining robust compensation committee oversight of executive compensation programs; and

(e)	employing a multi-dimensional assessment of Company and individual performance with respect to executive compensation matters.

Stock Ownership Guidelines

The Company has maintained stock ownership guidelines since 2017, which have been amended and restated from time to time. Pursuant to the guidelines, each of the Company’s executive officers is required to own shares of our common stock having an aggregate fair market value equal to or greater than the thresholds shown below (each as measured with reference to the base salary payable to each executive in the immediately preceding calendar year). In 2023, we increased the ownership requirements for certain executive officers and excluded stock options from the calculation of stock ownership.

Title	Multiple of Base Salary in Effect Beginning in 2023
Chief Executive Officer	Six (6)
Chief Financial Officer	Three (3)
Chief Operating Officer	Three (3)
Other Executive Officers	Two (2)

For purposes of the guidelines, the base salary payable includes any base salary earned in a given calendar year (even if payment is deferred to a later calendar year), and the value of shares or other property received in lieu of base salary in a given calendar year. Compliance with the guidelines for a given calendar year is measured on the first trading day of the next calendar year, based on the average closing price of the Company’s common stock for the last twenty (20) trading days of the prior calendar year. As of January 2, 2024, all executive officers were in compliance with the guidelines as in effect for calendar year 2023.

Under the guidelines, executive officers generally have five years from the date of hire to attain the specified level of equity ownership and three years from the date of a subsequent promotion to attain any increased level of equity ownership.

Effective as of March 2023, each executive officer must hold fifty percent (50%) of the net shares received (total shares less shares withheld or sold to satisfy any applicable exercise price or tax liability) from the exercise of stock options or settlement of time-based or performance-based restricted stock unit awards, until such executive officer has attained the specified level of ownership applicable to the executive’s position.

Under the guidelines, an executive’s holdings include shares held outright by the executive (and the executive’s spouse, minor children and trusts for the principal benefit of such individuals), including shares held under the Company’s 401(k) plan and non-qualified deferred compensation plan; shares underlying outstanding time-based restricted stock unit awards (whether or not vested); shares underlying outstanding performance-based restricted stock unit awards, but only to the extent applicable performance and time-based vesting conditions have been satisfied; and, in the discretion of the compensation committee, shares otherwise beneficially owned by the executive. Shares underlying a stock option, whether or not the stock option is vested, will not count toward an executive’s holdings unless and until the executive exercises the stock option and acquires those shares. Our board of directors may waive compliance with the guidelines on a case-by-case basis, but it is anticipated that waivers will be rare and, in the event of such a waiver, the board of directors will develop alternative ownership guidelines that reflect the intent of these guidelines and the executive’s personal circumstances.

We believe that our stock ownership guidelines provide significant incentives to ensure that the management team’s actions, and the actions of all those reporting to them, are focused on the creation of sustainable shareholder value and the avoidance of excessive risk.

Clawback Policy

In September 2023, our board of directors approved a clawback policy applicable to our executive officers in compliance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated thereunder. The Company also maintains a separate clawback policy which also applies to our executive officers.

The policies, which are administered by our compensation committee, require the compensation committee to seek to recover incentive compensation (whether it was in the form of cash or equity) erroneously awarded during the prior three years to our executive officers in certain scenarios.

Firstly, the compensation committee is required to seek to clawback such compensation if the Company restates its financial statements to correct a material error and the amount of incentive compensation paid to an executive officer is greater than what he or she would have received under the corrected results. Secondly, the compensation committee may seek to clawback such compensation, if, the calculations with respect to any performance-based metric applicable to a covered individual’s incentive compensation are deemed to be materially inaccurate. And thirdly, the compensation committee may seek to clawback such compensation if a covered individual has engaged in (i) willful misconduct in connection with the covered individual’s performance of duties for the company, (ii) gross negligence (including a failure to supervise) in connection with the covered individual’s performance of duties for the company which has resulted in material financial or reputational harm to the company or its affiliates, or (iii) an act of fraud, misappropriation or embezzlement, whether or not such act is in connection with the covered individual’s performance of duties for the company.

Our compensation committee has the sole discretion in making all determinations under the clawback policy, including the method for recovering erroneously awarded compensation.

Awards under the Company’s cash bonus and equity incentive plans are made subject to any applicable clawback policies.

Restrictions on Hedging and Pledging

The Company considers it inappropriate for those employed by or associated with the Company to engage in certain transactions related to the Company’s securities which could result in their interests no longer being aligned with the same interests and objectives as other shareholders of the Company. Therefore, as part of our insider trading policy, we impose certain restrictions on these individuals relating to short-sales of Company securities, transactions in derivatives of Company securities, and the hedging and pledging of Company securities.

The restrictions apply to all directors, officers, crew, and consultants of the Company (“service providers”) as well as family members and any others that reside with a service provider. Family members who do not reside with a service provider are subject to the restrictions if a service provider directs, influences or controls their transactions in Company securities. This includes, for example, parents or children of a service provider who consult with the service provider regarding their trades (collectively, the “covered persons”).

Short Sales. Short sales of Company securities by covered persons (sales of securities that are not then owned), including any “sale against the box” (a sale with delayed delivery), are prohibited.

Transactions in Derivatives. Transactions in derivatives of the Company’s securities, including puts, calls and publicly traded options, are also prohibited.

Hedging. Hedging transactions involving the Company’s securities privately, on an exchange or in any other organized market is prohibited.

Pledging. Pledging the Company’s securities as collateral for indebtedness or for any other reason is prohibited.

Margin Accounts. Purchasing the Company’s securities on margin (borrowing from a brokerage firm, bank or other entity) is prohibited.

Committees of the Board of Directors

The standing committees of our board of directors include: the audit committee, the compensation committee and the nominating and corporate governance committee. The composition and responsibilities of each standing committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Current copies of the charters for each of these committees are available on our website at http://investor.fivebelow.com, under the “Governance” section.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. The audit committee has the following responsibilities, among other things, as set forth in the audit committee charter:

•	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	overseeing management of financial risks;

•

receiving regular reporting from management and periodically reviewing with management the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and respond to data breaches;

•

overseeing our internal audit function and activities, including approving the selection, appointment and oversight of our internal auditor, with such auditor reporting directly to the audit committee, and approving the annual internal audit plan;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	approving related party transactions; and

•	reviewing whistleblower complaints relating to accounting, internal accounting controls or auditing matters and overseeing the investigations conducted in connection with such complaints.

Our audit committee consists of Mses. Vaughn and Washington and Messrs. Devine, Lathi and Markee. Mr. Lathi has served as Chair of the audit committee since June 2022. All of the members of the audit committee are independent for purposes of serving on the audit committee and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC. Our board has determined that Messrs. Lathi and Markee are audit committee financial experts as defined under the applicable rules of the SEC and have the requisite financial sophistication defined under the applicable rules of The Nasdaq Stock Market LLC.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and crew. The compensation committee has the following responsibilities, among other things, as set forth in the compensation committee’s charter:

•

reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, and any other benefits, compensation or arrangements;

•

reviewing and recommending the terms of offer letters, employment agreements, termination agreements or arrangements, change in control arrangements, indemnification agreements and other material agreements with our executive officers;

•	reviewing succession planning for our executive officers;

•	reviewing and recommending compensation goals, bonus and stock-based compensation criteria for our crew;

•	reviewing and recommending the appropriate structure and amount of compensation for our directors;

•	overseeing the management of risks relating to our executive compensation plans and arrangements;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules;

•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement;

•

overseeing compliance with the SEC’s and The Nasdaq Stock Market LLC’s rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on compensation and approval of equity compensation plans; and

•	administering, reviewing and making recommendations with respect to our equity compensation plans.

Our compensation committee consists of Mses. Barclay and Washington and Messrs. Devine, Ryan and Sargent. Mr. Devine has served as Chair of the compensation committee since June 2022. All of the members of the compensation committee are independent under applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC. The compensation committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the compensation committee may deem appropriate in its sole discretion.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of our board, as well as overseeing the Company’s significant strategies, programs, policies and practices relating to sustainability and corporate responsibility. Among other matters, the nominating and corporate governance committee is responsible for the following as set forth in the nominating and corporate governance committee charter:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our board of directors;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

•	managing risks associated with the independence of the board of directors;

•	evaluating and making recommendations as to the size and composition of the board of directors;

•	overseeing the evaluation of our board of directors and management; and

•	recommending members for each committee of our board of directors;

•

reviewing with management significant Company strategies, policies programs and practices relating to sustainability (including environmental and human rights issues and impacts) and corporate responsibility in furtherance of the Company’s business strategy, values and purpose;

•	reviewing with management the Company’s work with industry organizations and non-governmental organizations;

•

reviewing developments in legislation, regulation, litigation, emerging issues and best practices in the fields of corporate citizenship and sustainability that are identified by the board of directors, management or the nominating and corporate governance committee;

•	receiving from management and reviewing relevant sustainability and corporate responsibility reports involving the Company or other industry leaders or competitors; and

•

reviewing press releases, disclosures and other announcements to be made by the Company regarding the Company’s strategies, policies, programs and practices relating to sustainability and corporate responsibility.

Our nominating and corporate governance committee consists of Mses. Barclay and Messrs. Kim, Ryan and Sargent. Ms. Barclay has served as Chair of the nominating and corporate governance committee since June 2021. All of the members of the nominating and corporate governance committee are determined to be independent under applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC.

Meetings and Attendance

During fiscal 2023, there were six meetings of the board of directors, eight meetings of the audit committee, four meetings of the compensation committee and four meetings of the nominating and corporate governance committee. Each of our directors attended at least 75% of the aggregate meetings of the board of directors and the committees of the board of directors on which they served during the period in which they served in fiscal 2023. In addition, the independent directors meet in executive session at least twice per year without the presence of management. The Chair of the nominating and corporate governance committee chairs these executive sessions of independent directors.

Our board of directors expects its members to attend the annual meetings of shareholders. All of our directors then serving attended the 2023 annual meeting of shareholders. The Company expects that all of its directors will attend this year’s Annual Meeting.

Director Compensation

In fiscal 2022, we engaged Meridian Compensation Partners, LLC (“Meridian”), the compensation committee’s independent advisor, to review the competitiveness of compensation provided to the board. Based on Meridian’s assessment and the board’s comparison to market, the compensation committee did not make any adjustments to board compensation for fiscal year 2023. Accordingly, in fiscal 2023, each of our non-employee directors was entitled to the following pursuant to our Compensation Policy for Non-Employee Directors:

•	an annual cash retainer of $85,000, paid quarterly, appropriately pro-rated for partial quarters served;

•	an additional annual cash retainer of $80,000 for the non-executive Chairman of the board, paid quarterly, appropriately pro-rated for partial quarters served;

•

an additional annual cash retainer of $30,000 for the audit committee Chair, $25,000 for the compensation committee Chair and $20,000 for the nominating and corporate governance committee Chair, paid quarterly, appropriately pro-rated for partial quarters served; and

•

an annual equity grant with a fair market value of $165,000 in the form of restricted stock units vesting on the date of the next annual meeting, with an additional restricted stock unit grant with a fair market value of $150,000 for the non-executive Chairman of the board with the same vesting terms.

•

If a person becomes a member of the board (including non-executive Chairman of the board) at least 90 days prior to an annual meeting, such person will receive an initial grant of restricted stock units having a Fair Market Value equal to the annual award (and the additional award for the non-executive Chairman, if applicable), appropriately prorated based on the number of days from such person’s commencement of service until the next annual meeting date over 365, and vesting on the next annual meeting date.

Each non-employee director has the option to receive some or all of his or her cash retainer in the form of shares of our common stock. Directors do not receive a fee for attending meetings, but they are entitled to reimbursement of travel expenses relating to their service.

In addition, Mr. Vellios and his spouse are covered under the Company’s group health plan through fiscal year 2023.

The following table sets forth information on the compensation of all our non-employee directors for fiscal 2023:

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation ($)		Total ($)
Kathleen S. Barclay	105,000	164,845	—		269,845
Karen Bowman	0	62,980	—		62,980
Michael F. Devine III	110,000	164,845	—		274,845
Bernard Kim	85,000	164,845	—		249,845
Dinesh S. Lathi	115,000	164,845	—		279,845
Richard L. Markee	85,000	164,845	—		249,845
Thomas M. Ryan	85,000	164,845	—		249,845
Ronald L. Sargent	85,000	164,845	—		249,845
Mimi E. Vaughn	9,341	120,465	—		129,806
Thomas G. Vellios	165,000	314,930	18,525	(3)	498,455
Zuhairah S. Washington	85,000	164,845	—		249,845

(1)

Cash fees include annual director’s retainer and, where applicable, committee Chair and non-executive Chairman fees. Ms. Bowman commenced her service as a director in January 2024 and therefore received no annual cash retainer for fiscal 2023. Ms. Vaughn received a pro-rated annual cash retainer based on her commencement of service as a director in September 2023. Messrs. Lathi, Markee, Ryan, Sargent and Vellios, and Ms. Barclay elected to receive part of their fees in shares of Company stock in the following amounts: $114,412 for Mr. Lathi, $84,565 for Mr. Markee, $84,878 for Mr. Ryan, $84,506 for Mr. Sargent, $41,250 for Mr. Vellios and $104,295 for Ms. Barclay.

(2)

The amounts reported in this column reflect the fair value on the grant date of the restricted stock unit awards granted in fiscal 2023 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of restricted stock unit awards contained in Note 1 and Note 8 to the consolidated financial statements included as a part of the 2023 Form 10-K, filed with the SEC on March 21, 2024. Mses. Bowman and Vaughn received initial equity award grants of restricted stock units, pro-rated based on their commencement of service as directors in January 2024 and September 2023, respectively. The aggregate number of shares subject to restricted stock units outstanding at fiscal year-end for each non-employee director was as follows: 338 units for Ms. Bowman, 767 units for Ms. Vaughn, 860 units for each of Mses. Barclay and Washington, and Messrs. Devine, Kim, Lathi, Markee, Ryan and Sargent, and 1,643 units for Mr. Vellios, each of which will vest on the date of the Annual Meeting.

(3)	This amount reflects the value of coverage under the Company’s group health plan.

In fiscal 2023, we engaged Meridian once again to review the competitiveness of compensation provided to the board. Following this review, the compensation committee determined to make the following changes effective June 11, 2024 and thereafter:

•	the annual cash retainer was increased from $85,000 to $90,000;

•	the additional annual cash retainer for the audit committee Chair was increased from $30,000 to $35,000;

•	the additional annual cash retainer for the compensation committee Chair was increased from $25,000 to $30,000;

•	the additional annual cash retainer for the nominating and corporate governance committee Chair was increased from $20,00 to $25,000; and

•	the annual equity grant was increased from a fair market value of $165,000 to $175,000.

Our non-employee directors are subject to stock ownership guidelines. Pursuant to the guidelines, each non-employee director is required to own shares of our common stock having an aggregate fair market value equal to or greater than five times the highest annual cash retainer payable to a non-employee director in the preceding calendar year pursuant to the Compensation Policy for Non-Employee Directors. For purposes of the guidelines, the highest annual cash retainer will include any cash retainer payable in a given calendar year (even if the payment of which is deferred to a later calendar year) and the value of shares or other property received in lieu of a cash retainer in a given calendar year.

Any non-employee director serving at the time the guidelines were adopted in 2014 was given five years from the adoption of the guidelines to attain the specified level of equity ownership. Any non-employee director appointed or elected following the adoption of the guidelines is given five years from the date of such appointment or election to attain the specified level of equity ownership. Compliance with the stock ownership guidelines is measured annually on the first trading day of each calendar year, using the closing price of the Company’s common stock on that day. As of January 2, 2024, all non-employee directors for whom the stock ownership guidelines were effective were in compliance.

For purposes of the guidelines, a non-employee director’s holdings include: shares held outright by the non-employee director; vested restricted shares and shares subject to vested but unsettled restricted stock units held by the non-employee director; and, in the discretion of the compensation committee, shares otherwise beneficially owned by the non-employee director. Our board of directors may waive compliance with the guidelines on a case by case basis, but it is anticipated that waivers will be rare and in the event of such a waiver, the board of directors will develop alternative ownership guidelines that reflect the intent of these guidelines and the non-employee director’s personal circumstances.

Compensation Committee Interlocks and Insider Participation

During fiscal 2023, Mses. Barclay and Washington, and Messrs. Devine, Ryan and Sargent served as members of the compensation committee. We have indemnification agreements with each of our directors, including Mses. Barclay and Washington, and Messrs. Devine, Ryan and Sargent, which provide such directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Pennsylvania law. See “Certain Relationships and Related Party Transactions” for more information.

None of these individuals was at any time an officer or a crew member of Five Below. In addition, none of our executive officers currently serves, or in fiscal 2023 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Communications with the Board of Directors

Shareholders may initiate in writing any communication with our board of directors or any individual director by sending the correspondence to our Corporate Secretary, c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106. This centralized process assists our board of directors in reviewing and responding to shareholder communications in an appropriate manner. Any communication should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of our securities that the person holds;

•	any special interest of the shareholder in the subject matter of the communication (i.e., not in such person’s capacity as one of our shareholders); and

•	the name, address, telephone number and e-mail address, if any, of the person submitting the communication.

All communications that comply with the above procedural requirements will be relayed to the appropriate member of the board of directors. We will not forward any communications:

•

regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our securityholders or other constituencies generally;

•	that advocate our engaging in illegal activities;

•	that, under community standards, contain offensive, scurrilous or abusive content; or

•	that have no rational relevance to our business or operations.

Director Nomination Process

Minimum Qualifications of Directors

The nominating and corporate governance committee of the board of directors is responsible for facilitating director assessments, identifying skills and expertise that candidates should possess, and screening, selecting and recommending candidates for approval by the board of directors. The nominating and corporate governance committee may solicit recommendations for nominees from other members of the board and management. Our nominating and corporate governance committee may also retain professional search firms to identify candidates. The nominating and corporate governance committee seeks to identify as candidates for director persons with a reputation for and record of integrity and good business judgment. The nominating and corporate governance committee considers the nature of the expertise and experience required for the performance of the duties of a director of the Company, and such matters as the candidate’s relevant business and industry experience, professional background, age, current employment, community service and other board service. The nominating and corporate governance committee shall also consider the racial, ethnic and gender diversity of the board.

At a minimum, each director will be expected to:

•	understand the Company’s business and the industry in general;

•	have experience in positions with a high degree of responsibility and be leaders in the organizations in which they are affiliated;

•	be free from conflicts of interest that could interfere with a director’s duties to the Company;

•	regularly attend meetings of the board and of any committees on which the director serves;

•	review in a timely fashion and understand materials circulated to the board regarding the Company or the industry;

•	participate in meetings and decision-making processes in an objective and constructive manner; and

•	be reasonably available, upon request, to advise the Company’s officers and management.

In addition, the nominating and corporate governance committee may consider the following criteria, among others the nominating and corporate governance committee shall deem appropriate, in recommending candidates for election to the board of directors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members;

•	practical and mature business judgment;

•	global experience; and

•	level of financial literacy.

Due consideration will be given to the board’s overall balance of diversity of perspectives, backgrounds and experiences (including, without limitation, gender, sexual orientation and identity, racial and ethnic diversity).

If the nominating and corporate governance committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of a candidate, the nominating and corporate governance committee will assemble information concerning the background and qualifications of the candidate. The nominating and corporate governance committee may solicit the views of the Company’s senior management and other members of the board of directors regarding the qualifications and suitability of candidates. A member or members of the nominating and corporate governance committee will then interview the candidate. The nominating and corporate governance committee may also elect to contact other sources as it deems appropriate to solicit additional information on the candidate. Based on all available information and relevant considerations, the nominating and corporate governance committee will select a candidate who, in the view of the nominating and corporate governance committee, is most suited for membership on the board.

Shareholder Nominations of Directors and Other Business

Our bylaws provide procedures by which a shareholder may nominate individuals for election to our board of directors at any meeting of shareholders or bring business before an annual meeting of shareholders. A shareholder desiring to nominate a director for election to our board of directors, or to bring any other proper business before an annual meeting of shareholders, should deliver a written notice to our Corporate Secretary at our principal executive offices at 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106, no later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. In the event that the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting of shareholders, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting of shareholders and not later than the later of the 60th day prior to the annual meeting of shareholders or the 15th day following the day on which public announcement of the date of the meeting is first made by the Company. In the event that a special meeting of shareholders is called at which directors are to be elected pursuant to the notice of that meeting, a shareholder desiring to nominate a director for election to our board of directors at that meeting should deliver a notice to our Corporate Secretary at our principal executive offices at 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106, not later than the later of the 60th day prior to that meeting or the 15th day after the public announcement of the date of the meeting and of the nominees proposed by the board to be elected at such meeting nor earlier than the 90th day prior to that special meeting.

A shareholder’s notice shall set forth:

•

as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (iii) the consent of each such person to being named in the proxy statement as a nominee and to serving as a director of the Company if so elected;

•	as to any other business that the shareholder proposes to bring before an annual meeting of shareholders: (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•

as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

Candidates proposed by shareholders in accordance with the procedures set forth in the Company’s bylaws will be considered by the nominating and corporate governance committee under criteria similar to the evaluation of other candidates set forth above in “Minimum Qualifications of Directors,” except that the nominating and corporate governance committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The nominating and corporate governance committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company.

Code of Business Conduct and Ethics

Our code of business conduct and ethics applies to all of our crew, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://investor.fivebelow.com, under the “Governance” section. Disclosure regarding any amendments to the code, or any waivers of its requirements for an executive officer or director, will be included in a current report on Form 8-K within four business days following the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of The Nasdaq Stock Market LLC.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairman of the board and the Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at http://investor.fivebelow.com, under the “Governance” section.

Our Purpose and Environmental Social & Governance Initiatives

Five Below is a purpose driven organization strongly rooted in “The Five Below Way” and our five core values which guide every day.

Why We Exist - Our Purpose -	What We Believe - The Five Below Way -	How We Behave - Our Five Core Values -

Five Below knows life is way better when you’re free to Let Go and Have Fun in an amazing experience filled with unlimited possibilities priced so low we make it easy to say YES! to the newest, coolest stuff!

We are an Adopted Family. One who actively participates and leans in to support each other and our business.

In this family, we value every individual for their uniqueness and potential. We know Five Below is strongest when our teams reflect the diversity of the communities we serve and our crew members can bring their whole authentic self to work, do what they do best, feel that they truly belong and grow every single day.

We live our purpose through five core values. These values guide all of our decisions and actions.

•  Wow Our Customers

•  Unleash Your Passion

•  Hold the Penny Hostage

•  Achieve the Impossible

•  Work Hard, Have Fun and Build a Career

In connection with our strong foundational purpose and values, management, at the direction and subject to the oversight of our board of directors and its nominating and corporate governance committee, is engaged in an ongoing effort to continually evaluate and improve in the areas of environmental, social and governance (“ESG”) matters.

In the past year, the Company has taken a variety of additional steps forward as it continues on its ESG journey:

(1)	Environmental:

a.	Engagement of an Environmental Advisor: The Company is actively engaged with a third-party advisor to assist in the further development of its environmental initiatives.

b.

Greenhouse Gas and Energy Management: The Company conducted a scope 1 and 2 greenhouse gas inventory in 2022, and is working with a third party to analyze the results and conduct an additional review of more recent fiscal year data in fiscal 2024. We intend to continue this work and disclose results in line with regulatory requirements.

c.

Commitment to Chemical of Concern Review and Disclosure: In December 2021 and January 2022, the Company engaged in a constructive dialogue with a number of investors led by Trinity Health regarding the desirability of public disclosure by the Company as to the “processes to assess and manage risks and/or hazards associated with chemicals in products.” As a result of that dialogue, the Company has adopted the SASB standard for the purposes of assessing and managing the risks and/or hazards associated with chemicals of high concern in its private label products. This disclosure will be included in the upcoming ESG report (issued after the close of the 2023 fiscal year).

The Company undertook the effort to analyze the exposure to chemicals of concern in our private label products for the first time in 2022 and repeated this work in 2023. The Company is currently assessing next steps to increase chemical management and oversight of third-party products, including developing a chemical management plan or policy. Further details on these assessments will be released in our upcoming ESG update.

(2)	Social:

a.

Annual Crew Engagement Survey: The Company engages its crew in a variety of ways including: conducting an annual crew survey to directly engage with, and collect feedback, from crew; maintaining an open-door policy for crew to report concerns, and providing an anonymous reporting hotline, available in multiple languages and managed by an independent company not affiliated with the Company, to allow crew to voice concerns freely.

The annual crew survey results help Company management understand the crew experience, evaluate performance, identify strengths, and pinpoint opportunities for improvement. Starting in fiscal 2020, the Company partnered with Gallup, Inc, a global analytics and advice firm, to monitor and improve the engagement of its workforce. The Company utilizes the survey results to identify strengths and weaknesses and create action plans to improve engagement and, ultimately, team performance.

In each of 2021, 2022 and 2023 a high percentage of the Company’s crew participated in the survey, and the results demonstrated that overall engagement levels exceed Gallup’s averages in retail, in the United States and worldwide. The results also reflected that the Company is a mission-driven company with crew response on the Company’s strength of purpose far exceeding Gallup’s measurement for world class.

b.

Crew Turnover: Retention of talented crew is an important focus for the Company. Company management, therefore, monitors crew turnover, particularly at the store management level and employ various strategies to strive to improve our turnover rate.

c.

Data Privacy & Security: The Company remains committed to protecting the data of our customers and crew. In addition to training and regular phishing tests for our corporate crew members, our board of directors maintains oversight of cybersecurity, and our audit committee reviews cybersecurity risks at all regular meetings. At the management level, our Chief Information Security Officer oversees a robust privacy policy and set of controls to mitigate data security risks.

d.

Community Giving: In 2023, we publicly launched the Five Below Foundation, a separately governed 501(c)(3) private foundation, giving charitable grants and donations to nonprofit organizations and community partners across five key pillars. To date, the Foundation has donated over $1.3 million to support local partners. This is in addition to the charitable giving of our Company which has facilitated the donation of over $29.9 million since 2020.

(3)	Governance:

a.

Materiality Assessment: In fiscal 2022, the Company commenced its first ever materiality assessment survey to identify the ESG topics and performance indicators that are most relevant, and indicative of success based on our industry, footprint, and stakeholders’ preferences. The assessment includes surveying the Company’s top shareholders, Company directors, Company senior management, and Company crew, as well as reviewing key supplier policies and customer industry data. We will look to repeat this effort on a cadence that allows us to monitor evolving material topics to The Company. As part of our efforts to disclose the topics that are most material to our business.

b.

Shareholder Engagement: In order to gather investor feedback on executive compensation as well as broader ESG strategy, the Company periodically offers to engage with its major shareholders. Company management welcomes the input of shareholders and will intend to continue this engagement on an annual basis.

c.

Board Diversity: Our board of directors is diverse in its expertise and experience, with members who have unique perspectives, backgrounds and experiences. Four of its members identify as an ethnic minority and four of its members identify as female. The board of directors and its nominating and corporate governance committee will continue to consider diversity in a variety of forms as it evaluates board composition in the future.

d.

Board Oversight of ESG: The nominating and corporate governance committee is responsible for reviewing press releases, disclosures and other announcements to be made by the Company regarding the Company’s strategies, policies, programs and practices relating to sustainability and corporate responsibility.

The Company’s progress on ESG initiatives to date is summarized on our website at https://investor.fivebelow.com/governance/ESG/default.aspx, under the “ESG” section.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors assists the board of directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the audit committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon.

In the performance of its oversight function, the audit committee reviewed and discussed our audited financial statements and reporting process for the fiscal year ended February 3, 2024, including internal controls over financial reporting, with management and with our independent registered public accounting firm. In addition, the audit committee discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The audit committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered public accounting firm described above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2024 filed with the SEC.

Audit Committee

Dinesh S. Lathi, Chair

Michael F. Devine, III

Richard L. Markee

Mimi E. Vaughn

Zuhairah S. Washington

The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Michael F. Devine, III, Chair

Kathleen S. Barclay

Thomas M. Ryan

Ronald L. Sargent

Zuhairah S. Washington

The foregoing report of the compensation committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

Kenneth R. Bull. Mr. Bull, 61, our Chief Operating Officer since March 2023, served as our Chief Financial Officer and Treasurer from 2012 to July 2023. He joined the Company as Senior Vice President, Finance in 2005 and has also served as our Secretary. Previously, Mr. Bull was the Finance Director and Treasurer for Urban Outfitters, Inc., a specialty lifestyle merchandising retailer, from 1999 to 2003, and the Vice President, Finance and Controller for Asian American Partners d/b/a Eagle’s Eye, a wholesaler and retailer of women’s and children’s better apparel from 1991 to 1999.

Kristy Chipman. Ms. Chipman, 52, joined the Company as Chief Financial Officer and Treasurer in July 2023. Prior to joining the Company, Ms. Chipman served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of Ruth’s Hospitality Group, Inc., a fine dining steakhouse company, from November 2020, and as Chief Financial Officer of Orangetheory Fitness, a global fitness franchise, from September 2019 to October 2020. Previously, Ms. Chipman served as Vice President, Finance, International and information Technology and later Vice President, Finance and Treasurer at Domino’s Pizza, a leading pizza delivery company, from August 2016 to August 2019. Prior to that, Ms. Chipman served in a variety of roles at McDonald’s Corporation and as an auditor at Crowe Chizek, an accounting firm.

George S. Hill. Mr. Hill, 58, has served as our Chief Retail Officer since April 2022, having joined the Company as Executive Vice President of Operations in May 2017. Prior to joining the Company, Mr. Hill served as Senior Vice President, Retail Operations for Dick’s Sporting Goods, a sporting goods retailer, from 2014 to 2017. Previously, Mr. Hill was a Senior Vice President at Office Depot, an office supply retailer, from 2004 to 2014.

Michael F. Romanko. Mr. Romanko, 58, has served as our Chief Merchandising Officer since March 2019, having joined the Company as Executive Vice President of Merchandising in January 2015. Prior to joining the Company, Mr. Romanko served as Chief Design Officer of Patriarch Partners, LLC, a private equity firm, from 2013 to 2015. Previously, Mr. Romanko was a Partner at Qbbs Global LLC, a retail strategy consulting firm, from 2009 to 2013.

Eric M. Specter. Mr. Specter, 66, joined the Company as Chief Administrative Officer in July 2014. Prior to joining the Company, Mr. Specter served as Executive Vice President and Chief Integration Officer of Ascena Retail Group, Inc. (“Ascena”), a specialty clothing, shoes and accessories retailer, from 2012 to 2014. Previously, Mr. Specter served as Executive Vice President and Chief Financial Officer of Charming Shoppes, Inc., a specialty apparel retailer, from 1997 until it was acquired by Ascena in 2012.

A biography for Mr. Anderson is included under the heading “Board of Directors.”

Our executive officers are appointed by our board of directors and serve until their successors have been duly appointed and qualified or their earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

We are committed to providing a compensation program for our executive officers that is aligned with the strategic direction of our business, motivates our executive officers to achieve our Company goals, and rewards them for creating value for our shareholders. This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation program and how the compensation provided to our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers (collectively referred to as the Named Executive Officers or “NEOs”) was determined in fiscal 2023.

The Named Executive Officers for fiscal 2023, as well as the positions held by each during the year, are:

Name
Joel D. Anderson	President and Chief Executive Officer
Kenneth R. Bull*	Chief Operating Officer
Kristy Chipman	Chief Financial Officer and Treasurer
George Hill	Chief Retail Officer
Michael F. Romanko	Chief Merchandising Officer
Eric M. Specter	Chief Administrative Officer

*	Mr. Bull also served as Chief Financial Officer and Treasurer until July 2023.

This CD&A focuses on the Company’s fiscal 2023 compensation programs, actions and outcomes relative to the Company’s fiscal 2023 performance. Those outcomes considered the short-term financial and operating achievements against plan objectives, and stock price performance on an absolute and relative basis through the end of fiscal 2023. As described further here, the Company’s executive compensation programs strongly align realized compensation outcomes with the Company’s absolute and relative stock price performance.

Executive Summary

Fiscal 2023 Performance Highlights

Our fiscal 2023 performance versus fiscal 2022 performance is highlighted in the below table:

Metric	Fiscal 2023	Fiscal 2022	Increase/(Decrease) (FY23 vs. FY22)
Net Sales	$3.56 billion	$3.1 billion	~$	460 million
Operating Income	$385.6 million	$345.0 million		$40.6 million
Net Income	$301.0 million	$261.5 million		$39.6 million
Diluted Earnings Per Share	$5.41	$4.69		$0.72
Total Stores	1,544	1,340		204

Fiscal 2023 Compensation Highlights

Our compensation program for the NEOs is driven by the need to recruit, develop, motivate, and retain top talent both in the short- and long-term and also align the interests of NEOs and shareholders. Key actions taken in fiscal 2023 include:

•

Base Salaries: In consideration of market compensation levels and their ongoing contributions to our success, we made the following base salary adjustments for fiscal 2023: Chief Operating Officer: $750,000 (from $675,000), Chief Merchandising Officer: $725,000 (from $675,000), Chief Retail Officer: $675,000 (from $625,000), and Chief Administrative Officer: $635,000 (from $605,000).

•

CFO Hire: In June of 2023 our board of directors appointed Kristy Chipman as the Company’s chief financial officer, principal accounting officer and treasurer effective on or about July 17, 2023. In connection with her appointment, the Company entered into a letter agreement with Ms. Chipman to set forth the initial terms of her employment and compensation, as approved by the board and compensation committee. Ms. Chipman had an initial base salary of $600,000 per year and a target payout under the Company’s short-term (i.e., annual) incentive plan equal to 75% of her base salary (provided that her actual payout for any year may range from zero to 200% of target, depending on actual individual and/or corporate performance in that year). In addition, Ms. Chipman received a new hire equity grant of a number of time-vested restricted stock units and performance-vested restricted stock units as otherwise disclosed herein.

•	Annual Incentive Bonuses:

•

Target Bonus Opportunities. Fiscal 2023 target bonus opportunities (reflected as a percentage of base salary) were increased from fiscal 2022 levels for Mr. Anderson (to 150% from 125%) and Messrs. Bull and Romanko (to 100% from 85%).

•

Fiscal 2023 Annual Incentive Bonus Payout. Based on the Company’s achievement of $3.56 billion in net sales, and $404 million of operating income in fiscal year 2023, the incentive bonus yielded a 72% of target payout (per the metrics which were established in advance by the compensation committee in early fiscal 2023) for each of our executive officers.

•	Long-term Equity Incentive Grants:

•

In March 2023 the compensation committee granted equity awards to each NEO (except for Ms. Chipman, who was granted her awards in July 2023) consisting of time-vesting restricted stock units (“RSUs”) with a 25% weighting and performance-based restricted stock units (“PRSUs”) with a 75% weighting.

•	The RSUs vest 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date, generally contingent on continued employment with the Company.

•

The PRSUs vest after a three-year performance period with 50% based on the achievement of cumulative operating income goals and 50% based on relative total shareholder return (“TSR”) goals, generally contingent on continued employment with the Company.

Key Governance Practices

We follow a number of key governance practices that support our compensation philosophy and align with long-term Company success while helping to mitigate compensation risks. The chart below reflects those key governance practices, as in effect during fiscal 2023.

What We Do

✓  We provide a significant portion of pay opportunities in variable or “at-risk” compensation linked to drivers of shareholder value creation

✓  The compensation committee reviews our executive compensation program, including compensation philosophy and objectives, on an ongoing basis

✓  The compensation committee annually reviews and approves targets for our incentive compensation plans

✓  Incentive plan payouts have threshold, target, and maximum levels to mitigate the potential for windfall gains or excessive risk-taking

✓  75% of the annual long-term equity incentive grant to each Named Executive Officer has performance-based vesting criteria

✓  The compensation committee regularly reviews risks related to our executive compensation programs and arrangements

✓  We provide severance benefits to our Named Executive Officers only on specific termination events

✓  The compensation committee has retained an independent advisor for support with executive and director compensation

✓  We have a clawback policy in place, and restrictions on hedging and pledging

✓  We have stock ownership guidelines in place for our executives and non-employee directors

What We Don’t Do
× No compensation is guaranteed under our performance-based incentive programs	× We will not reprice stock options without shareholder approval
× We do not provide tax gross-ups related to the impact of excise tax under Section 280G of the Internal Revenue Code	× We do not provide a defined benefit pension plan for our crew

Elements of Our Executive Compensation and Benefits Programs

In fiscal 2023, our compensation consisted of the elements described below.

Element of Pay	Purpose	Alignment with Principles & Objectives
Base Salary	Recognize and reward for the scope of a Named Executive Officer’s role and their individual performance

•  Provides a minimum, fixed level of cash compensation to reflect the level of accountability of talented executives who can continue to improve the Company’s overall performance

•  Value provided is aligned with executives’ experience, industry knowledge, duties and scope of responsibility, as well as the competitive market for talent

Annual Incentive Bonus	Reward for success in achieving annual objectives	• Value paid out is variable and dependent on the Company’s performance through the fiscal year • Motivates executives to achieve specific annual performance goals and objectives

PRSUs	Reward for the achievement of long-term performance and shareholder value creation

•  Value realized is variable based on Company performance, typically over a multi-year period

•  Motivates executives to achieve specific long-term objectives driving our ongoing growth

•  Aligns the executives’ interests with long-term shareholder interests to ensure a strong continued focus on increasing overall shareholder value

RSUs	Retain key executives and reward for shareholder value creation

•  Value is typically delivered over a four year period

•  Aligns the executives’ interests with long-term shareholder interests to ensure a strong continued focus on increasing overall shareholder value

Retirement (401(k) Plan), Deferred Compensation Plan, Employee Stock Purchase Plan, health and welfare benefits, and limited perquisites	Enhances total compensation to provide a package that is competitive with market practices	• Provides competitive benefits that support the health, wellness and long-term financial security of our full-time crew

Pay Mix

The portion of executive compensation devoted to each of the elements of pay we provide is driven by our compensation philosophy as well as each NEO’s role and strategic value to the organization.

We put a significant portion of each executive’s compensation “at risk,” with particular focus on long-term equity incentives that align the interests of our executives with those of shareholders. The below table summarizes the percentage of pay for each element of compensation for each of our CEO and the other NEOs (on average) for fiscal 2023. As shown below, approximately 87% of the Chief Executive Officer’s target annual compensation is “at risk,” with over half of that amount in long-term performance-based awards.

Purpose and Philosophy

We strive to provide compensation opportunities to our Named Executive Officers according to the following principles:

•	our executive compensation programs are aligned with and support the strategic direction of our business;

•	we design compensation levels to reflect the level of accountability and future potential of each executive and the achievement of outstanding individual results and Company performance;

•	our compensation programs are designed to link pay with overall Company performance and reward executives for behaviors which drive shareholder value creation;

•

as a Named Executive Officer’s level of responsibility increases, the proportion of variable compensation may increase; however, such compensation programs should not encourage excessive or unnecessary risks; and

•	the design and administration of our compensation programs are intended to reflect market practices to be financially efficient, affordable and legally compliant.

We regularly review the competitiveness of compensation provided to our Named Executive Officers, and generally set target compensation at levels that are competitive with other retail peers.

Compensation decisions are made by the compensation committee after careful consideration of market competitive levels as well as our annual performance and the impact of each executive’s performance on our business results. As our compensation program is designed with a significant amount of variable pay, we would expect to provide below-market compensation if our performance is below our objectives, and provide above-market compensation if we significantly exceed our objectives.

Peer Group

The peer group for market compensation analysis we used in fiscal 2023 was developed by the compensation committee with the support of Meridian, its independent advisor.

The group used for fiscal 2023 purposes was comprised of the following similarly-situated companies within the retail industry:

American Eagle Outfitters, Inc. Burlington Stores Carters Columbia Sportswear Deckers Outdoor Designer Brands Floor & Décor Lululemon Athletica	Ollie’s Bargain Outlet RH Sleep Number Ulta Beauty, Inc. Under Armour Urban Outfitters Williams-Sonoma

At the time the peer group was established, the median of the peer group approximated $3.7B, $4.9B and 24% in terms of revenue dollars, market capitalization and 3-year revenue growth, respectively. While our revenue approximated the 25th percentile, our market cap was positioned above the 60th percentile and our 3-year revenue growth was above the 95th percentile. Our peer group companies were selected based on industry and size, but also took into account our profile as a growth company.

During 2023, the compensation committee reviewed the peer group with assistance from Meridian and determined it was appropriate to modify the group. Companies excluded were: Carter’s, Designer Brands, Sleep Number and Under Armour. The compensation committee added Abercrombie & Fitch, Bath and Body Works, Crocs and Etsy. The revised peer group was used by the compensation committee in connection with its fiscal 2024 compensation decisions.

Role of the Compensation Committee

Mses. Barclay and Washington and Messrs. Devine (Chair), Ryan and Sargent are members of the compensation committee, all of whom are independent as defined under the corporate governance rules of The Nasdaq Stock Market LLC and satisfied the independence standards for the compensation committee established by the applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC.

Our board of directors has delegated administration of our executive compensation program to the compensation committee, which operates under a written charter laying out its roles and responsibilities regarding executive compensation. Our compensation committee reviews the performance of our Chief Executive Officer and makes determinations and decisions on his compensation, including the components, mix and targeted value. The compensation committee has responsibility for administering and approving annually all elements of compensation for the Company’s Named Executive Officers.

Role of Executives in Establishing Compensation

Our Chief Executive Officer provides recommendations regarding the design of our compensation programs to the compensation committee for all Named Executive Officers, excluding himself. As part of the compensation evaluation process, the Chief Executive Officer presents to the compensation committee an individual assessment of each Named Executive Officer’s performance, excluding himself, over the prior year, as well as the recommended compensation action for each such Named Executive Officer. The compensation committee considers the input of the Chief Executive Officer, but the final determination as to the performance of and the compensation or compensation opportunities offered to the Named Executive Officers is determined in the compensation committee’s sole discretion. As stated above, the compensation committee does not receive input from the Chief Executive Officer with respect to his own compensation and performance; accordingly, the compensation committee makes its own independent assessment of the Chief Executive Officer.

Compensation Consultant

In fiscal 2023, the compensation committee engaged Meridian as its independent compensation consultant to conduct market reviews and to provide assistance, guidance, and consideration with respect to, among other things:

•	Our compensation philosophy and peer group;

•	Targeted compensation amounts for Named Executive Officers;

•	Ongoing annual and long-term incentive compensation strategy and design;

•	Board of directors’ compensation levels and structure; and

•	Overall market trends, regulatory developments, and other executive and governance related pay matters

The compensation committee, in conjunction with its compensation advisor, regularly reviews various elements of our compensation program for both crew and directors. In fiscal 2023, Meridian supported the compensation committee with the mandates listed above and also provided other support, including an update on executive compensation governance and regulatory trends.

The compensation committee has examined the independence of Meridian under factors contained in the Nasdaq listing standards and determined that Meridian is independent and concluded that their work for us does not raise any conflict of interest. Because of policies and procedures that Meridian and the compensation committee have in place, the compensation committee is confident that the advice it receives from executive compensation consultants at Meridian is objective and not influenced by Meridian’s or its affiliates’ relationships with the Company or its officers.

Shareholder Advisory Vote on Executive Compensation

At our June 2023 annual meeting, we conducted a “Say-on-Pay” shareholder advisory vote, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Having received approximately 95% of the shares voting in approval of this advisory vote on our executive compensation, the compensation committee believes that our shareholders are supportive of our executive compensation practices. Nevertheless, we continue to review and refine our executive compensation practices in an ongoing effort to ensure that those practices support our overall corporate goals and values and are aligned with our compensation philosophy. Our next Say-on-Pay vote, which we conduct on an annual basis, will be conducted at this Annual Meeting.

Base Salary

The compensation committee believes that competitive salaries must be paid in order to attract and retain high-quality executives. We annually review our executives’ base salaries and make adjustments when appropriate based on individual and Company performance as well as market competitiveness.

In early fiscal 2023, following a review of the market competitiveness of compensation provided to our Named Executive Officers and in consideration of their respective considerable contributions to our ongoing growth and the achievement of our strategic objectives (and, in Mr. Bull’s case, taking into account his promotion to Chief Operating Officer), the compensation committee approved salary increases for our Named Executive Officers.

Base salary rates for each of our Named Executive Officers for fiscal years 2022 and 2023 were:

Named Executive Officer	2022 Base Salary (Rate)	2023 Base Salary (Rate)
Joel D. Anderson	$1,250,000	$1,250,000
Kenneth R. Bull	$675,000	$750,000
Kristy Chipman	—	$600,000
George Hill	$625,000	$675,000
Michael F. Romanko	$675,000	$725,000
Eric M. Specter	$605,000	$635,000

See “Executive Compensation—Summary Compensation Table” for more information about the actual amounts earned by each Named Executive Officer in each fiscal year.

Annual Incentive Bonus

Named Executive Officers earn cash incentive awards under the Five Below, Inc. 2020 Performance Bonus Plan (“Incentive Bonus Plan”) for achieving and exceeding our annual financial goals. The Incentive Bonus Plan is administered by the compensation committee. Payouts under the plan are calculated based on our performance relative to targets that are approved by the compensation committee each year.

In March 2023, the compensation committee approved the Incentive Bonus Plan design and performance targets for the Named Executive Officers for fiscal 2023. The compensation committee adopted a weighted scorecard approach in 2023 to provide a balanced and motivating annual incentive plan that is also aligned with market best practices.

•

Each Named Executive Officer has a targeted bonus opportunity defined as a percent of base salary. For fiscal 2023, the target bonus opportunity as a percentage of base salary: for Mr. Anderson was 150%, for Messrs. Bull and Romanko was 100%, and for Ms. Chipman and Messrs. Hill and Specter were 75%.

•

The payout opportunity is based on pre-incentive adjusted operating income (defined below) and total Company sales (referred to as “net sales”) for all Named Executive Officers. “Pre-Incentive Adjusted Operating Income” means the Company’s operating income (determined prior to giving any effect to any bonuses potentially payable under the Incentive Bonus Plan) as reflected in the Company’s audited financial statements, adjusted to exclude the impact of: (a) all expense (net of reimbursement) incurred as part of a public offering of the Company’s securities, whether by the Company or by selling shareholders or both; (b) expenses incurred related to acquisition transaction costs; (c) income/expense incurred due to a change in accounting principles; (d) external expenses incurred during the start-up period for any new business venture; and (e) any other adjustments that may be approved by the compensation committee. See Appendix A-1 for a reconciliation of Pre-Incentive Adjusted Operating Income to operating income.

•

Payouts for each metric can range from 0% to 200% of target, with payouts interpolated on a linear basis for actual performance that falls between threshold, target, above target and maximum performance goals.

•

For the portion of the bonus determined based on pre-incentive adjusted operating income, no amount may be earned if pre-incentive adjusted operating income does not meet the threshold level; and for the portion of the bonus determined based on net sales, no amount may be earned if net sales do not meet the threshold level. In addition, for the portion of the bonus determined based on net sales, payout is capped at target if pre-incentive adjusted operating income does not equal or exceed the threshold level.

In early fiscal 2023, the compensation committee set target goals that were challenging and considered the Company’s growth expectations and strategy. Additionally, the level of performance required to achieve maximum payout under the Incentive Bonus Plan was determined by the compensation committee to be reflective of truly outstanding performance. The table below summarizes performance levels for pre-incentive adjusted operating income and net sales under the Incentive Bonus Plan for fiscal 2023:

Metric	Fiscal 2023 Bonus Metric Weightings (% of Target)	Threshold (25% payout)	Target (100% payout)	Maximum (200% payout)	Actual Achievement	Actual Achievement (% of Target)
Pre-Incentive Adjusted Operating Income	60%	$365.2 million	$456.5.5 million	$525.0 million	$404.0 million	62%
Net Sales	40%	$3,374.0 million	$3,602.3 million	$3,773.5 million	$3,559.4 million	87%

The target bonus opportunities and bonus achievement for each of our Named Executive Officers for fiscal 2023 were as follows:

Named Executive Officer	Fiscal 2023 Target Bonus (% of base salary)	Fiscal 2023 Bonus Achievement (% of Target)
Joel D. Anderson	150%	72%
Kenneth R. Bull	100%	72%
Kristy Chipman	75%	72%
George Hill	75%	72%
Michael F. Romanko	100%	72%
Eric M. Specter	75%	72%

Long-term Equity Incentive Compensation

Equity awards are a vital piece of our total compensation package. They are intended to compensate Named Executive Officers for sustained long-term performance, align the interests of our Named Executive Officers and shareholders and encourage retention through multi-year vesting schedules. Long-term equity incentive awards may take a variety of forms, including the PRSU and RSU grants made in fiscal 2023. Levels, mix, and frequency of awards are determined by the compensation committee, and are designed to reflect each recipient’s level of responsibility and performance.

Overview of Fiscal 2023 Long-term Equity Incentive Awards

Our long-term equity incentive program for fiscal 2023 delivered 25% of long-term equity incentive value in RSUs and 75% in PRSUs for our Named Executive Officers. We believe this balance of equity grants will motivate and reward grantees for long-term, sustainable performance that is aligned with shareholder interests. The value of our annual equity grants is targeted to be at competitive levels, though actual value realized will vary based on our long-term performance.

For fiscal 2023, the stated values of the annual equity grants approved by our compensation committee were: $6,500,000 for Mr. Anderson, $2,500,000 for each of Messrs. Bull and Romanko, $1,500,000 for Mr. Hill, $900,000 for Mr. Specter, and $500,000 for Ms. Chipman.

In addition, when Ms. Chipman joined the Company in July 2023, she was also awarded a one-time new hire award of $250,000 in time-vested restricted stock units (in addition to the 2023 annual equity grant described above).

These stated values were converted into a number of RSUs and PRSUs by dividing the applicable dollar amount by the closing price of our common stock on the date of grant. Note, however, that the value of these equity grants reported in the Summary Compensation Table and the Grant of Plan-Based Awards Table below is required by SEC rules to be reported based on the grant date fair value of each award, as measured for accounting purposes. For technical reasons, the accounting value for the PRSUs differ from the values noted in this paragraph.

Restricted Stock Units

The retentive element of RSUs that vest solely based on continued service provides a complement to the PRSUs, which, in addition to containing a service-based vesting component, vest based on the achievement of specified performance criteria. Each RSU represents the right to receive one share of our stock, contingent on continued service to the Company. See “Grant of Plan-Based Awards Table” for more information on the awards granted in fiscal year 2023.

RSUs generally vest over a four-year period, with 50% vesting on the second anniversary of grant and 25% vesting on each of the third and fourth anniversaries. In addition, RSUs granted in fiscal 2020 or after generally become fully vested upon a Named Executive Officer’s termination due to his or her death or disability.

2023 Performance-based Restricted Stock Units

The PRSUs granted in March of 2023 (the “2023 PRSUs”) were designed to reward performance over a three-year performance period. Key design details include:

•

PRSUs represent the right to receive shares of our common stock based on the attainment of applicable performance criteria and, generally, are further subject to continued service through the performance period.

•

Performance for 50% of the award is evaluated based on the Company’s three-year cumulative operating income, subject to adjustments, if any, as determined by the compensation committee (the “AOI Units”).

•

Performance for the remaining 50% of the award is evaluated based on the Company’s relative total shareholder return performance against the Company’s compensation per group (split equally between four performance periods, each commencing on January 29, 2023 and ending on the last day of each fiscal quarter of fiscal 2025, respectively), subject to adjustments, if any, as determined by the compensation committee (the “TSR Units”).

•	Vesting of PRSUs is generally conditioned on continued service through the end of fiscal 2025, with accelerated vesting in certain cases, as noted below.

•

The compensation committee chose these metrics because it believes that there is a strong relationship between growth in operating income, growth in total shareholder return and growth in shareholder value.

•	Between 0%-200% of the PRSUs can be earned at the end of the three-year performance period.

The 2023 PRSUs also included the following accelerated vesting terms. Upon a Named Executive Officer’s termination of employment due to death or disability, AOI Units will vest at the target level, any previously earned TSR Units for closed performance periods will vest, and TSR Units for uncompleted TSR periods will vest at the target level. Upon a change in control, AOI Units will vest at the target level, any previously earned TSR Units for closed performance periods will vest, and TSR Units for uncompleted TSR periods will vest at the greater of the target level or the actual performance level through the change in control, as determined in the compensation committee’s discretion.

We believe that achievement of the target level of performance approved by the compensation committee for the PRSUs for each metric granted in fiscal 2023 is challenging, but achievable with significant effort and skill, and that the maximum level of performance would be indicative of truly outstanding performance.

The AOI Units are eligible to be earned based the Company’s three-year cumulative operating income over the performance period, as follows, with interpolation for performance between any two levels:

Payout % of Target
Maximum	200%
Target	100%
Threshold	50%

One fourth of the TSR Units awarded under the 2023 PRSUs are eligible to be earned based on relative TSR performance during each performance period as follows, with interpolation for performance between any two levels:

	TSR Performance Percentile	% of Target TSR Units Earned
Maximum	80th	200%
Target	55th	100%
Threshold	30th	25%

2022 Performance-based Restricted Stock Units

The PRSUs granted in March of 2022 (the “2022 PRSUs”) were designed to reward performance over a three-year performance period. Key design details include:

•

PRSUs represent the right to receive shares of our common stock based on the attainment of applicable performance criteria and, generally, are further subject to continued service through the performance period.

•

Performance for 50% of the award is evaluated based on the Company’s three-year cumulative operating income, subject to adjustments, if any, as determined by the compensation committee (the “AOI Units”).

•

Performance for the remaining 50% of the award is evaluated based on the Company’s relative total shareholder return performance against the Company’s compensation per group (split equally between four performance periods, each commencing on January 30, 2022 and ending on the last day of each fiscal quarter of fiscal 2024, respectively), subject to adjustments, if any, as determined by the compensation committee (the “TSR Units”).

•	Vesting of PRSUs generally subject to continued service through the end of fiscal 2024, with accelerated vesting in certain cases, as noted below.

•

The compensation committee chose these metrics because it believes that there is a strong relationship between growth in operating income, growth in total shareholder return and growth in shareholder value.

•	Between 0%-200% of the PRSUs can be earned at the end of the three-year performance period.

The 2022 PRSUs also included the following accelerated vesting terms. Upon a Named Executive Officer’s termination of employment due to death or disability, AOI Units will vest at the target level, any previously earned TSR Units for closed performance periods will vest, and TSR Units for uncompleted TSR periods will vest at the target level. Upon a change in control, AOI Units will vest at the target level, any previously earned TSR Units for closed performance periods will vest, and TSR Units for uncompleted TSR periods will vest at the greater of the target level or the actual performance level through the change in control, as determined in the compensation committee’s discretion.

We believe that achievement of the target level of performance approved by the compensation committee for the PRSUs for each metric granted in fiscal 2022 is challenging, but achievable with significant effort and skill, and that the maximum level of performance would be indicative of truly outstanding performance.

The AOI Units are eligible to be earned based the Company’s three-year cumulative operating income over the performance period, as follows, with interpolation for performance between any two levels:

Payout % of Target
Maximum	200%
Target	100%
Threshold	50%

One fourth of the TSR Units awarded under the 2022 PRSUs are eligible to be earned based on relative TSR performance during each performance period as follows, with interpolation for performance between any two levels:

	TSR Performance Percentile	% of Target TSR Units Earned
Maximum	85th	200%
Target	55th	100%
Threshold	25th	25%

2021 Performance-based Restricted Stock Units

The compensation committee awarded PRSUs to the NEOs in March of 2021 (the “2021 PRSUs”). Performance for 50% of the award is evaluated based on the Company’s three-year cumulative operating income from fiscal 2021 through fiscal 2023 (the “2021 AOI Units”). Performance for the remaining 50% of the award is evaluated based on the Company’s relative total shareholder return performance against the Company’s compensation per group (split equally between three performance periods, each commencing on January 31, 2021 and ending on the last day of fiscal 2021, fiscal 2022, and fiscal 2023) (the “2021 TSR Units”).

The 2021 AOI Units were eligible to be earned based the Company’s three-year cumulative operating income over the performance period, as follows, with interpolation for performance between any two levels:

	% of Target 2021 AOI Units Earned	Operating Income over the Performance Period (in million)
Maximum	200%	$1,248
Target	100%	$1,136
Threshold	50%	$1,021

In March 2024, based on achievement of $1.10 billion adjusted operating income in fiscal 2023, the compensation committee certified the 2021 AOI Units at a payout of approximately 88%.

For each performance period, the applicable number of 2021 PRSUs could be earned based on relative TSR performance as follows, with interpolation for performance between any two levels:

	TSR Performance Percentile	% of Target 2021 TSR Units Earned
Maximum	90th	200%
Outperformance	75th	150%
Target	55th	100%
Threshold	25th	25%

The compensation committee has determined the following performance outcomes for each closed performance period of the 2021 PRSUs:

Period of 2021 PRSUs	Determination by Committee	Percentile TSR Performance	% of Target PRSUs Earned
Period #1	March 2022	29.94th	37.35%
Period #2	March 2023	53.39th	96.48%
Period #3	March 2024	53.60th	96.5%

Based on this, in March 2024, the compensation committee certified a payout for the 2021 TSR Units of approximately 77%.

Accordingly, the compensation committee certified the overall payout under the 2021 PRSUs at approximately 83% of target.

Retirement, Health and Welfare Benefits and Other Perquisites

Our Named Executive Officers are entitled to participate in all of our employee benefit plans, including medical, dental, vision, group life and disability insurance, the Five Below, Inc. Employee Stock Purchase Plan, the Five Below 401(k) Retirement Savings Plan, and our vacation and paid holiday plans. Generally, our Named Executive Officers participate in these plans and programs on the same or similar basis as are generally offered to our other salaried crew. We provide limited perquisites to Named Executive Officers.

Deferred Compensation Plan

Our Named Executive Officers are eligible to participate in the Five Below, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), which was adopted effective July 1, 2021. Participants in the Deferred Compensation Plan may elect to defer up to eighty-percent (80%) of their annual base salary and annual bonus into the plan. In addition, 100% of amounts refunded from the Five Below 401(k) Retirement Savings Plan as a result of certain legal limits will be automatically deferred into the Deferred Compensation Plan. Each participant’s deferred compensation account under the plan will be deemed invested in investment vehicles selected by the participant. These investment vehicles are generally the same mutual funds offered under our 401(k) plan. Plan distributions will be made in a lump sum or annual installments in accordance with the participant’s elections.

Severance Arrangements

The Company maintains the Five Below, Inc. Executive Severance Plan (the “Severance Plan”). Under the Severance Plan, each of Ms. Chipman, and Messrs. Hill and Romanko, as well as other senior executives of the Company, are eligible to receive 12 months of salary and reimbursements of COBRA expenses upon a termination of employment by the Company without “cause” or a resignation by such executive for “good reason.” Messrs. Anderson and Specter are not eligible to receive benefits under the Severance Plan, but have severance entitlements built into their employment agreements. Mr. Bull has severance entitlements under both his employment agreement and the Severance Plan.

The benefits potentially payable to each executive upon a termination pursuant to the Severance Plan and/or individual employment agreements are more fully described below in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

As a general matter, the compensation committee believes that severance arrangements, when properly tailored, are appropriate and necessary to retain the Named Executive Officers and to recruit other potential executive candidates.

The compensation committee also believes that reasonable severance benefits should generally be:

•	established with reference to an executive’s position and current cash compensation opportunities, not with reference to his or her tenure;

•	conditioned upon execution of a release of claims against the Company and its affiliates; and

•	accompanied by the executive’s commitment not to compete with the Company for a reasonable period following any cessation of his or her employment.

No Named Executive Officer of the Company has a right to receive a tax gross-up related to the impact of the excise tax under Section 280G of the Internal Revenue Code.

Restrictions on Hedging and Pledging

The Company considers it inappropriate for Named Executive Officers, and others employed by or associated with the Company, to engage in certain transactions related to the Company’s securities which could result in their interests no longer being aligned with the same interests and objectives as other shareholders of the Company. Therefore, the Company imposes certain restrictions on these individuals related to the hedging and pledging of Company securities, which are described more fully in the Compensation Risk Analysis section above.

Post-Fiscal 2023 Compensation Decisions

Named Executive Officer Base Salaries and Target Bonus Opportunity

After the end of fiscal 2023, upon considering our fiscal 2023 performance, the findings from compensation benchmarking conducted for our Named Executive Officers, and the individual performance of each Named Executive Officer, the compensation committee approved the following changes to the base salary rates of our Named Executive Officers to ensure ongoing alignment with our compensation philosophy.

Named Executive Officer	2023 Base Salary (Rate)	2024 Base Salary (Rate)
Joel Anderson	$1,250,000	$1,300,000
Kenneth R. Bull	$750,000	$775,000
Kristy Chipman	$600,000	$650,000
George Hill	$675,000	$700,000
Michael F. Romanko	$725,000	$750,000
Eric M. Specter	$635,000	$650,000

In addition, the compensation committee approved an increase in the target bonus opportunity for Mr. Anderson to 175% from 150% for fiscal 2024.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the annual compensation paid to or earned by the Named Executive Officers for fiscal years 2023, 2022 and 2021:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Joel D. Anderson	2023	1,250,000		7,576,450	1,350,000	8,904	10,185,354
President and Chief Executive Officer	2022	1,211,538		5,812,090		2,923	7,026,551
	2021	1,000,000		5,279,695	2,750,000	18,227	9,047,922
Kenneth R. Bull †	2023	718,269		2,914,186	540,000	13,385	4,185,840
Chief Operating Officer	2022	654,615		1,107,013		27,101	1,788,729
	2021	641,082		950,264	1,203,814	22,602	2,817,762
Kristy Chipman †	2023	290,769		816,960	324,000	750	1,432,749
Chief Financial Officer & Treasurer
George Hill	2023	649,135		1,748,569	364,500	11,298	2,773,502
Michael F. Romanko	2023	717,308		2,914,186	522,000	16,692	4,170,186
Chief Merchandising Officer	2022	670,192		2,160,542		21,896	2,852,630
	2021	641,082		950,264	1,203,814		2,795,160
Eric M. Specter	2023	613,289		1,049,008	342,900	13,288	2,018,485
Chief Administrative Officer	2022	586,700		885,665		27,062	1,499,427
	2021	574,409		633,256	951,720	24,671	2,184,056

(1)

The amounts in this column, computed in accordance with current Financial Accounting Standard Board guidance for accounting for and reporting of stock-based compensation, represent the aggregate grant-date fair value of time-based restricted stock unit and performance-based restricted stock unit awards. Further detail surrounding the awards, the method of valuation and the assumptions made are set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K under “Critical Accounting Policies and Estimates.” For this purpose, the operating income portion of the PRSUs are valued based on the probable outcome of the performance condition at target, as determined for purposes of applicable accounting rules as of the grant date. The amounts in the “Stock Awards” column that are attributable to the operating income portion of the PRSUs based on this valuation methodology are: $2,437,516 for Mr. Anderson, $937,568 for Mr. Bull, $562,581 for Mr. Hill, $937,568 for Mr. Romanko, $337,428 for Mr. Specter and $187,557 for Ms. Chipman. The value of the maximum number of shares that could be earned under the operating income portion of the PRSU awards, based on the closing price of our shares on the grant date, is $4,875,032 for Mr. Anderson, $1,875,136 for Mr. Bull, $1,125,162 for Mr. Hill, $1,875,136 for Mr. Romanko, $674,856 for Mr. Specter and $375,114 for Ms. Chipman.

(2)	The amounts in this column for 2023 reflect annual incentive bonus payments as a result of fiscal 2023 performance, as described under “Compensation Discussion and Analysis—Annual Incentive Bonus.”
(3)	The amounts in the “All Other Compensation” column for fiscal 2023 relate solely to Company matching contributions under the Five Below 401(k) Retirement Savings Plan.
†	Ms. Chipman joined the Company in July 2023. Prior to Ms. Chipman joining, Mr. Bull also served as Chief Financial Officer and Treasurer.

Grants of Plan-Based Awards

The following table shows all grants of awards in fiscal 2023 to each of the executive officers named in the Summary Compensation Table:

	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joel D. Anderson	3/9/2023		468,750	1,875,000	3,750,000
	3/9/2023								8,091	1,625,077
	3/9/2023	(4)				6,068	12,136	24,272		2,437,516
	3/9/2023	(5)				6,068	12,136	24,272		3,513,857
Kenneth R. Bull	3/9/2023		187,500	750,000	1,500,000
	3/9/2023								3,112	625,045
	3/9/2023	(4)				2,334	4,668	9,336		937,568
	3/9/2023	(5)				2,334	4,668	9,336		1,351,573
Kristy Chipman	7/17/2023		112,500	450,000	900,000
	7/17/2023								1,866	374,711
	7/17/2023	(4)				467	934	1,868		187,557
	7/17/2023	(5)				467	934	1,868		254,692
George Hill	3/9/2023		126,563	506,250	1,012,500
	3/9/2023								1,867	374,987
	3/9/2023	(4)				1,400	2,801	5,602		562,581
	3/9/2023	(5)				1,400	2,801	5,602		811,002
Michael F. Romanko	3/9/2023		181,250	725,000	1,450,000
	3/9/2023								3,112	625,045
	3/9/2023	(4)				2,334	4,668	9,336		937,568
	3/9/2023	(5)				2,334	4,668	9,336		1,351,573
Eric M. Specter	3/9/2023		100,313	401,250	802,500
	3/9/2023								1,121	225,153
	3/9/2023	(4)				840	1,680	3,360		337,428
	3/9/2023	(5)				840	1,680	3,360		486,427

(1)

Amounts represent cash annual incentive bonus opportunities provided to Named Executive Officers under the Incentive Bonus Plan in fiscal 2023. The criteria used to determine the amount of the annual bonus payable to each executive, as well as the amount earned for fiscal 2023 for each executive, is described above under “Compensation Discussion and Analysis—Annual Incentive Bonus.”

(2)

Amounts represent grants of the 2023 PRSUs under the Five Below, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), which generally vest based upon the Company’s performance over a three-year period. The term “Threshold” means the lowest non-zero amount that could be delivered as PRSUs based on the Company’s performance over the applicable performance period. The threshold is not a minimum amount payable or deliverable. If specified performance objectives are not met for the applicable performance period, no PRSUs would be earned for that performance period. For more details, see “Compensation Discussion and Analysis—Long-term Equity Incentive Compensation” above.

(3)

Amounts with respect to stock awards represent the fair value of the awards on the date of grant, as computed in accordance with applicable accounting standards and the assumptions contained in Note 1 and Note 8 to the consolidated financial statements included as a part of the 2023 Form 10-K, filed with the SEC on March 21, 2024.

(4)	Represents the portion of the 2023 PRSUs that may be earned based on the achievement of the cumulative operating income metric.
(5)	Represents the portion of the 2023 PRSUs that may be earned based on the achievement of the relative total shareholder return metric.

Outstanding Equity Awards at Year End Fiscal 2023

The following table details information concerning unexercised stock options, stock awards that have not vested, and stock awards that have not been earned for each of the executive officers named in the Summary Compensation Table as of February 3, 2024:

		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Grant Date	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Award Grant Date	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Joel D. Anderson	—	—	—	—	—	2,064	(2)	3/9/2020	373,811	—		—
	—	—	—	—	—	3,421	(2)	3/9/2021	619,577	—		—
	—	—	—	—	—	16,897	(3)	3/9/2021	3,060,216	—		—
	—	—	—	—	—	9,041	(2)	3/7/2022	1,637,416	—		—
	—	—	—	—	—	8,091	(2)	3/8/2023	1,465,361	—		—
	—	—	—	—	—			3/7/2022		27,124	(4)	4,912,428
	—	—	—	—	—			3/7/2022		6,780	(5)	1,227,926
	—	—	—	—	—			3/8/2023		12,136	(6)	2,197,951
	—	—	—	—	—			3/8/2023		12,136	(7)	2,197,951
Kenneth R. Bull	—	—	—	—	—	516	(2)	3/9/2020	93,453	—		—
	—	—	—	—	—	616	(2)	3/9/2021	111,564	—		—
	—	—	—	—	—	3,041	(3)	3/9/2021	550,756	—		—
	—	—	—	—	—	1,722	(2)	3/7/2022	311,871	—		—
	—	—	—	—	—	3,112	(2)	3/8/2023	563,614	—		—
	—	—	—	—	—			3/7/2022		5,166	(4)	935,614
	—	—	—	—	—			3/7/2022		1,291	(5)	233,813
	—	—	—	—	—			3/8/2023		4,668	(6)	845,421
	—	—	—	—	—			3/8/2023		4,668	(7)	845,421
Kristy Chipman	—	—	—	—	—	1,866	(2)	7/17/2023	337,951	—		—
	—	—	—	—	—			7/17/2023		934	(6)	169,157
	—	—	—	—	—			7/17/2023		934	(7)	169,157
George Hill	—	—	—	—	—	482	(2)	3/9/2020	87,295	—		—
	—	—	—	—	—	479	(2)	3/9/2021	86,752	—		—
	—	—	—	—	—	2,364	(3)	3/9/2021	428,144	—		—
	—	—	—	—	—	1,377	(2)	3/7/2022	249,388	—		—
	—	—	—	—	—	1,867	(2)	3/8/2023	338,132	—		—
	—	—	—	—	—			3/7/2022		4,134	(4)	748,709
	—	—	—	—	—			3/7/2022		1,033	(5)	187,087
	—	—	—	—	—			3/8/2023		2,801	(6)	507,289
	—	—	—	—	—			3/8/2023		2,801	(7)	507,289
Michael F. Romanko	—	—	—	—	—	688	(2)	3/9/2020	124,604	—		—
	—	—	—	—	—	616	(2)	3/9/2021	111,564	—		—
	—	—	—	—	—	3,041	(3)	3/9/2021	111,745	—		—
	—	—	—	—	—	6,027	(2)	3/7/2022	111,926	—		—
	—	—	—	—	—	3,112	(2)	3/8/2023	112,107	—		—
	—	—	—	—	—			3/7/2022		7,750	(4)	1,403,603
	—	—	—	—	—			3/7/2022		1,937	(5)	350,810
	—	—	—	—	—			3/8/2023		4,668	(6)	845,421
	—	—	—	—	—			3/8/2023		4,668	(7)	845,421

		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Grant Date	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Award Grant Date	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Eric M. Specter	5,494	—	3/10/15	28.58	3/10/25	—		—	—	—		—
	4,632	—	3/11/16	39.30	3/11/26	—		—	—	—		—
	—	—	—	—	—	482	(2)	3/9/2020	87,295	—		—
	—	—	—	—	—	410	(2)	3/9/2021	74,255	—		—
	—	—	—	—	—	2,026	(3)	3/9/2021	366,929	—		—
	—	—	—	—	—	1,377	(2)	3/7/2022	249,388	—		—
	—	—	—	—	—	1,121	(2)	3/8/2023	203,024	—		—
	—	—	—	—	—			3/7/2022		4,134	(4)	748,709
	—	—	—	—	—			3/7/2022		1,033	(5)	187,087
	—	—	—	—	—			3/8/2023		1,680	(6)	304,265
	—	—	—	—	—			3/8/2023		1,680	(7)	304,265

(1)	This value was calculated using the closing price of our stock on February 2, 2024, the last trading date before the end of fiscal 2023 ($181.11).
(2)

These restricted stock units vest upon the following time-based schedule: 50% of the restricted stock units vest on the second anniversary of the grant date and 25% of the restricted stock units vest on each of the third and fourth anniversary dates, subject generally to the continued employment of the grantee on each such date.

(3)

These units represent the portion of PRSUs granted on March 9, 2021 that were earned based on relative total shareholder return performance through the end of fiscal 2023 at 76.68% of target, and adjusted operating income performance through the end of fiscal 2023 at 88% of target. The results for this award were certified by our compensation committee, and the awards were issued, in March 2024.

(4)

These units represent the TSR portion of the PRSUs granted on March 7, 2022 that are subject to open performance periods. They are shown here at 200% of target which is the next highest performance level based on TSR performance measured through the end of fiscal 2023.

(5)

These units represent the AOI portion of the PRSUs granted on March 7, 2022 that are subject to an open performance period. They are shown here at 50% of target which is the next highest performance level based on performance measured through the end of fiscal 2023.

(6)

These units represent the TSR portion of the PRSUs granted on March 8, 2023 (or July 17, 2023, for Ms. Chipman) that are subject to open performance periods. They are shown here at 100% of target which is the next highest performance level based on TSR performance measured through the end of fiscal 2023.

(7)

These units represent the AOI portion of the PRSUs granted on March 8, 2023 (or July 17, 2023, for Ms. Chipman) that are subject to an open performance period. They are shown here at 100% of target which is the next highest performance level based on performance measured through the end of fiscal 2023.

Option Exercises and Stock Vested

The following table details stock option exercises and restricted stock units vesting during fiscal 2023 for each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($) (2)
Joel D. Anderson	—	—	81,682	15,812,682
Kenneth R. Bull	—	—	13,540	2,622,320
Kristy Chipman	—	—	—	—
George Hill	—	—	12,921	2,501,690
Michael F. Romanko	—	—	15,949	3,088,582
Eric M. Specter	—	—	12,853	2,488,122

(1)

The value realized is the difference between the fair market value of a share of our common stock at the time of exercise and the exercise price of the applicable option so exercised, multiplied by the number of shares acquired on exercise.

(2)	The value realized on vesting is determined by multiplying the number of vested shares by the closing price of the Company’s common stock on the vesting date.

Nonqualified Deferred Compensation

The following table sets forth information with respect to the Company’s Deferred Compensation Plan, which provides for the deferral of compensation for the Named Executive Officers that is not tax-qualified. The Deferred Compensation Plan is described in further detail on page 44 above.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Joel D. Anderson	764,423	—	205,132	—	2,913,258
Kenneth R. Bull	153,462	—	33,889	—	399,542
Eric M. Specter	32,740	—	12,956	—	197,516

(1)

The amounts listed in this column are reported as compensation in the “Salary” column of the Summary Compensation Table for fiscal 2023 or the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for fiscal 2023, as applicable.

(2)

The amounts listed in this column include the following amounts which were reported in the Summary Compensation Table in previous years: for Mr. Anderson, $1,991,238; for Mr. Bull, $218,214; and for Mr. Specter, $164,697.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with our Named Executive Officers which generally set forth their entitlements to salary, annual bonus opportunities, eligibility for health and welfare benefits, and severance entitlements, as applicable. The Named Executive Officers are generally subject to standard restrictive covenants under the terms of their employment agreements and/or non-disclosure agreements, including non-competition, non-solicitation and non-disclosure of confidential information.

Messrs. Anderson, Bull and Specter have contractual severance entitlements pursuant to their employment agreements (as described below). In addition, Ms. Chipman and Messrs. Bull, Hill and Romanko have entitlements to severance under the Severance Plan. Any severance benefits payable to a Named Executive Officer, whether under an employment agreement or the Severance Plan, are subject to execution of a release.

Our Named Executive Officers are also entitled to accelerated vesting of certain equity grants upon the occurrence of a change in control (as defined in the applicable equity plan) and upon certain termination events, as indicated in the table entitled “Potential Payments” below.

Termination Without Cause; Resignation for Good Reason—Mr. Anderson

Under Mr. Anderson’s employment agreement, if we terminate Mr. Anderson’s employment without “cause” or if Mr. Anderson resigns for “good reason,” Mr. Anderson will be entitled to receive:

•	base salary continuation for 12 months based on his base salary in effect on the date of termination; and

•	monthly payments equal to continued COBRA benefits for a period of up to 12 months.

Pursuant to Mr. Anderson’s employment agreement, “cause” is defined as:

•	the executive’s alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription);

•

the executive’s refusal, failure or inability to perform any material obligation or fulfill any duty (other than a duty or obligation relating to confidentiality, noncompetition, nonsolicitation or proprietary rights) to us (other than due to a “disability”), which failure, refusal or inability is not cured by the executive within 10 days after receipt of notice;

•	the executive’s gross negligence or willful misconduct in the course of employment;

•

any material breach by the executive of any obligation or duty to us or any of our affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights;

•	other material conduct of the executive involving any type of disloyalty to us or any of our affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty; or

•	the executive’s conviction of (or the entry of a plea of guilty or nolo contendere to) a felony or a misdemeanor involving moral turpitude.

“Good reason” is defined in Mr. Anderson’s employment agreement as:

•	a material diminution in the executive’s base salary or performance bonus target;

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	a requirement that the executive report to anyone other than the board;

•	any other willful action or inaction by us that constitutes a material breach of the employment agreement; or

•	a relocation of the executive’s principal offices by more than 50 miles.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 60-day period following its occurrence, (ii) we fail to cure such event within 30 days after receipt of his notice and (iii) the executive resigns within 15 days of the expiration of the cure period.

Termination Without Cause—Mr. Bull

Pursuant to the terms of the Severance Plan and Mr. Bull’s employment agreement, if we terminate the employment of Mr. Bull without “cause” (as “cause” is defined in his employment agreement), he will be entitled to receive:

•

base salary equal to 12 months based on his base salary in effect on the date of termination – half paid in lump sum upon such termination under the Severance Plan and the remaining half paid as salary continuation for six months after such termination under the terms of his employment agreement;

•	monthly payments equal to continued COBRA benefits for a period of up to 12 months.

The definition of “cause” in Mr. Bull’s employment agreement is substantially the same as described above with respect to Mr. Anderson’s employment agreement.

Resignation for Good Reason—Mr. Bull

Under the Severance Plan, if Mr. Bull resigns for “good reason,” he will be entitled to receive:

•	base salary for 12 months based on his base salary in effect on the date of termination, payable in a lump sum; and

•	monthly payments equal to continued COBRA benefits for a period of up to 12 months.

The definition of “good reason” under the Severance Plan is described above with respect to the severance benefits of Mr. Romanko.

Termination Without Cause; Resignation for Good Reason—Ms. Chipman, Messrs. Hill and Romanko

Under the Severance Plan applicable to each of Ms. Chipman, and Messrs. Hill and Romanko, if we terminate the employment of any of these executives without “cause,” or if she or he resigns for “good reason,” she or he will be entitled to receive:

•	base salary for 12 months based on the executive’s base salary in effect on the date of termination, payable in a lump sum; and

•	monthly payments equal to continued COBRA benefits for a period of up to 12 months.

“Cause” is defined under the Severance Plan as:

•	the executive’s refusal or repeated failure to perform the duties assigned;

•	willful or intentional act of the executive that materially injures our reputation or business;

•	felony conviction of executive;

•	misdemeanor conviction relating to or adversely affecting executive’s ability to perform duties and responsibilities;

•	executive’s act of gross misconduct, fraud, embezzlement or theft against the Company;

•	executive’s inability to meet reasonable expectations of executive’s position based on the evaluations of executive’s managers;

•	violation of Company policy applicable to executive; or

•	any action of such extreme nature that the Company determines to be grounds for immediate dismissal of executive.

“Good Reason” is defined under the Severance Plan as:

•	a material and adverse diminution in executive’s base salary;

•	a material, adverse change in executive’s duties or responsibilities;

•	any willful, material breach by the Company of any covenants or obligations under an applicable employment agreement; or

•	a relocation of the executive’s principal office by more than 50 miles.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 30-day period following its occurrence, (ii) we fail to cure such event within 30 days after receipt of the executive’s notice and (iii) the executive resigns within 10 days of the expiration of the cure period.

Termination Without Cause; Resignation for Good Reason—Mr. Specter

If we terminate Mr. Specter’s employment without “cause” (as such term is defined below) or if Mr. Specter resigns for “good reason” (as such term is defined below), Mr. Specter will be entitled to receive:

•	base salary continuation for 12 months based on his base salary in effect on the date of termination; and

•	monthly payments equal to continued COBRA benefits for a period of up to 12 months.

The definition of “cause” in Mr. Specter’s employment agreement is substantially the same as described above with respect to Mr. Anderson’s employment agreement.

“Good reason” is defined in Mr. Specter’s employment agreement as:

•	a material diminution in the executive’s base salary or performance bonus target;

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	any other willful action or inaction by us that constitutes a material breach of the applicable employment agreement; or

•	a relocation of the executive’s principal offices by more than 50 miles.

Potential Payments

The table below summarizes the payments and benefits that each NEO would have been entitled to receive if the event specified had occurred on February 2, 2024. For the purpose of calculating amounts in this table, we used a stock price of $181.11, which was the closing price of our stock on February 2, 2024, the last trading date before the end of fiscal 2023.

Name	Cash Severance Payment ($)		Accelerated Restricted Stock Unit Vesting ($)		Health Insurance Coverage ($)		Paid Life Insurance Benefit ($)		Total ($)
Joel D. Anderson
Resignation for good reason or termination without cause	1,250,000	(1)	—		20,138	(2)	—		1,270,138
Change in control (no termination)	—		12,370,356	(3)	—		—		12,370,356
Resignation for good reason or termination without cause following a change in control	1,250,000	(1)	12,370,356	(3)	20,138	(2)	—		13,640,494
Death	—		16,466,521	(4)	—		500,000	(5)	16,966,521
Disability	—		16,466,521	(4)	—		—		16,466,521

Kenneth R. Bull
Resignation for good reason or termination without cause	750,000	(6)	—		20,138	(2)	—		770,138
Change in control (no termination)	—		3,177,575	(3)	—		—		3,177,575
Resignation for good reason or termination without cause following a change in control	750,000	(6)	3,177,575	(3)	20,138	(2)	—		3,947,713
Death	—		4,258,077	(4)	—		500,000	(5)	4,758,077
Disability	—		4,258,077	(4)	—		—		4,258,077

Kristy Chipman
Resignation for good reason or termination without cause	600,000	(1)	—		18,481	(2)	—		618,481
Change in control (no termination)	—		338,313	(3)	—		—		338,313
Resignation for good reason or termination without cause following a change in control	600,000	(1)	338,313	(3)	18,481	(2)	—		956,795
Death	—		676,265	(4)	—		500,000	(5)	1,176,265
Disability	—		676,265	(4)	—		—		676,265

Michael F. Romanko
Resignation for good reason or termination without cause	725,000	(7)	—		12,717	(2)	—		737,717
Change in control (no termination)	—		3,645,382	(3)	—		—		3,645,382
Resignation for good reason or termination without cause following a change in control	725,000	(7)	3,645,382	(3)	12,717	(2)	—		4,383,099
Death	—		5,536,714	(4)	—		500,000	(5)	6,036,714
Disability	—		5,536,714	(4)	—		—		5,536,714

George Hill
Resignation for good reason or termination without cause	675,000	(7)	—		17,626	(2)	—		692,626
Change in control (no termination)	—		2,191,612	(3)	—		—		2,191,612
Resignation for good reason or termination without cause following a change in control	675,000	(7)	2,191,612	(3)	17,626	(2)	—		2,884,238
Death	—		2,953,180	(4)	—		500,000	(5)	3,453,180
Disability	—		2,953,180	(4)	—		—		2,953,180

Eric M. Specter
Resignation for good reason or termination without cause	635,000	(1)	—		11,318	(2)	—		646,318
Change in control (no termination)	—		1,724,348	(3)	—		—		1,724,348
Resignation for good reason or termination without cause following a change in control	635,000	(1)	1,724,348	(3)	11,318	(2)	—		2,370,666
Death	—		2,338,311	(4)	—		500,000	(5)	2,663,311
Disability	—		2,338,311	(4)	—		—		2,338,311

(1)	Cash severance payments are made over 12 months.
(2)	Each executive is entitled to a continuation of their health and dental benefits for up to 12 months.
(3)

These amounts reflect 2021 PRSUs, 2022 PRSUs and 2023 PRSUs that will become vested upon a change in control. With respect to the 2021 PRSUs the amount reflects the number of units actually earned, as certified by our compensation committee in March 2024. With respect to incomplete performance periods (the entirety of the 2022 PRSUs and 2023 PRSUs), the amount reflects assumed performance at the target level (although they could vest at a higher or lower level based on actual performance).

(4)

These amounts reflect RSUs and PRSUs with accelerated vesting in the event of death or disability. RSUs will become fully vested upon the executive’s death or disability. With respect to the 2021 PRSUs the amount reflects the number of units actually earned, as certified by our compensation committee in March 2024. With respect to incomplete performance periods under the PRSUs (the entirety of the 2022 PRSUs and 2023 PRSUs), the amount reflects vesting of units at the target level.

(5)	This represents a lump sum death benefit under our life insurance program.

(6)

Upon a resignation for good reason, Mr. Bull receives all of the cash severance payments in a lump sum. Upon a termination without cause, Mr. Bull receives half of the cash severance payments over a 6-month period and the remainder in a lump sum.

(7)	Cash severance payments are made to Ms. Chipman and Messrs. Hill and Romanko in a lump sum.

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the ratio of the total annual compensation of our median crew member as compared to the total annual compensation of our CEO.

Similar to prior years, we began by determining that we had 20,572 crew members as of November 1, 2023. To determine our median crew member, we used the consistently applied compensation measure of “gross pay” (which we define as base salary (or base wages, if an hourly crew member) paid in the applicable period, incentives paid in the applicable period (even if earned in a prior period) and equity incentive value realized (due to option exercise or RSU settlement) during the applicable period). We annualized pay for full-time regular crew commencing work in fiscal 2023 and used a valid statistical sampling methodology to provide a reasonable estimate of the median gross pay for the crew population considered. Then we identified crew who we expected were paid within a +/- 5% range of that value, based on our assumptions that the median crew member was likely to be within that group and that those within that group had substantially similar probabilities of being the median crew member. Next, we determined that our median crew member was a sales associate from within that group. Finally, we determined that median crew member’s total compensation, using the same methodology used for our Named Executive Officers in the Summary Compensation Table, to be $12,161, as compared to our CEO’s total compensation of $10,185,354.

Based upon this methodology, we estimate that the ratio of CEO pay to median crew member pay for fiscal 2023 is 838:1.

Pay Versus Performance Outcomes
Pursuant to Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation
S-K,
we are required to provide the following information about the relationship between “Compensation Actually Paid,” defined by the SEC and referred to below as “CAP,” and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis—Annual Incentive Bonus” and “Compensation Discussion and Analysis—Long-term Equity Incentive Compensation.”

					Value of Initial Fixed $100 Invested Based On:
Fiscal Year (a)	SCT Total Compensation for CEO (1) (b)	Compensation Actually Paid to CEO (2) (c)	Average SCT Total Compensation for Other NEOs (3) (d)	Average Compensation Actually Paid to Other NEOs (4) (e)	Company TSR (5) (f)	Nasdaq US Benchmark Retail Index TSR (6) (g)	Net Income ($M) (7) (h)	Adjusted Pre Incentive Operating Income ($M) (8) (i)
2023	$10,185,354	$5,860,102	$2,916,152	$2,049,998	$159.96	$187.54	$301.0	$404.0
2022	$7,026,551	$10,728,894	$1,912,785	$2,722,276	$172.43	$138.03	$261.5	$352.5
2021	$9,047,922	$5,755,350	$2,492,862	$1,927,477	$140.29	$163.44	$278.8	$412.1
2020	$16,786,568	$13,521,989	$3,388,934	$3,164,338	$155.21	$141.08	$123.4	$171.7

1
The dollar amounts reported in column (b) are the amounts of total compensation reported in the Summary Compensation Table for Mr. Anderson, our President and CEO (the principal executive officer for each of the four fiscal years shown).

2
The dollar amounts reported in column (c) represent the amount of CAP to Mr. Anderson. In accordance with the SEC methodology for determining CAP, the following adjustments were made to Mr. Anderson’s total compensation for each fiscal year shown:

Fiscal Year	Salary	Bonus and Non- Equity Incentive Compensation	Equity Compensation	All Other Compensation	Summary Compensation Table Total	Deductions from Summary Compensation Table (a)		Adjustments to Compensation Table Total (b)	Compensation Actually Paid
2023	$1,250,000	$1,350,000	$7,576,450	$8,904	$10,185,354	-$	7,576,450	$3,251,198	$5,860,102
2022	$1,211,538	$0	$5,812,090	$2,923	$7,026,551	-$	5,812,090	$9,514,432	$10,728,894
2021	$1,000,000	$2,750,000	$5,279,695	$18,227	$9,047,922	-$	5,279,695	$1,987,123	$5,755,350
2020	$901,923	$937,500	$14,939,068	$8,077	$16,786,568	-$	14,939,068	$11,674,489	$13,521,989

(a)	Represents the grant date fair value of equity awards reported in the “Stock Awards” column of the Summary Compensation Table for the applicable fiscal year.
(b)
The equity award adjustments for each applicable fiscal year include the addition (or subtraction, as applicable) of the following: (i) the fiscal year-end
fair value of any equity awards granted in the applicable fiscal year that are outstanding and unvested as of the end of the fiscal year; (ii) the amount of change as of the end of the applicable fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the applicable fiscal year; (iii) for awards that are granted and vest in same applicable fiscal year, the fair value as of the vesting date; and (iv) for awards granted in prior fiscal years that vest in the applicable fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during the applicable fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	Addition of Fair Value of Current Year Equity Awards at FYE	Deduction for Awards Granted in Prior Years that Fail to Meet Vesting Criteria	(Deductions) Additions for Change in Value of Prior Years’ Awards Unvested at FYE	Additions (Deductions) for Change in Value of Prior Years’ Awards That Vested in Fiscal Year	Equity Value Included in Compensation Actually Paid
2023	$5,397,319	$0	($2,169,943)	$23,822	$3,251,198
2022	$5,596,508	$0	($151,797)	$4,069,721	$9,514,432
2021	$5,677,423	$0	($4,098,584)	$408,284	$1,987,123
2020	$20,715,928	($1,223,590)	($6,465,071)	($1,352,778)	$11,674,489

3
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Anderson, who has served as our CEO since February 2015) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. The NEOs (excluding Mr. Anderson) included for purposes of calculating the average amounts are as follows: for fiscal 2023, Messrs. Bull, Hill, Romanko, and Specter and Ms. Chipman; for fiscal 2022, 2021, and 2020, Messrs. Bull, Specter, and Romanko, and Ms. Werthauser.

4
The dollar amounts reported in column (e) represent the average amount of CAP to the NEOs as a group (excluding Mr. Anderson). In accordance with the SEC methodology for determining CAP, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Anderson) for each fiscal year shown:

Fiscal Year	Average Salary	Average Bonus and Non-Equity Incentive Compensation	Average Equity Compensation	Average All Other Compensation	Average Summary Compensation Table Total	Deductions from Summary Compensation Table (a)		Adjustments to Compensation Table Total (b)	Average Compensation Actually Paid
2023	$597,754	$418,680	$1,888,582	$11,083	$2,916,152	-$	1,888,582	$1,022,481	$2,049,998
2022	$628,042	$0	$1,259,721	$25,021	$1,912,785	-$	1,259,721	$2,069,213	$2,722,276
2021	$607,746	$1,077,767	$791,760	$15,590	$2,492,862	-$	791,760	$226,375	$1,927,477
2020	$547,894	$333,282	$2,498,587	$9,171	$3,388,934	-$	2,498,587	$2,273,991	$3,164,338

(a)	Represents the grant date fair value of equity awards reported in the “Stock Awards” column of the Summary Compensation Table for the applicable fiscal year.
(b)	The amounts deducted or added in calculating the total average equity award adjustments, using the same methodology as described in note 2(b) above, are as follows:

Fiscal Year	Addition of Fair Value of Current Year Equity Awards at FYE	Deduction for Awards Granted in Prior Years that Fail to Meet Vesting Criteria	(Deductions) Additions for Change in Value of Prior Years’ Awards Unvested at FYE	Additions (Deductions) for Change in Value of Prior Years’ Awards That Vested in Fiscal Year	Equity Value Included in Compensation Actually Paid
2023	$1,357,106	$0	($338,331)	$3,706	$1,022,481
2022	$1,278,099	$0	($12,384)	$803,497	$2,069,213
2021	$851,424	$0	($691,367)	$66,319	$226,375
2020	$3,221,508	$0	($660,149)	($287,368)	$2,273,991

5	As used herein, “TSR” means cumulative total shareholder return, as calculated in accordance with SEC rules.
6	The peer group we use for this purpose is the Nasdaq US Benchmark Retail Index, the same index we use for purposes of our performance graph disclosure pursuant to Item 201(e) of Regulation S-K.
7	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
8
Pre-Incentive
Adjusted Operating Income is a
non-GAAP
measure we use to determine the majority of our annual incentive opportunity and is defined as the Company’s operating income as reflected in the Company’s audited financial statements, adjusted to exclude the impact of: (a) all expense (net of reimbursement) incurred as part of a public offering of the Company’s securities, whether by the Company or by selling shareholders or both; (b) expenses incurred related to acquisition transaction costs; (c) income/expense incurred due to a change in accounting principles; (d) external expenses incurred during the start-up
period for any new business venture; (e) bonuses payable under the Incentive Bonus Plan, and (f) any other adjustments that may be approved by the compensation committee. See
Appendix
A-1
for a reconciliation of
Pre-Incentive
Adjusted Operating Income to operating income.

Graphical Relationship between CAP and Performance Measures
The charts below illustrate the relationship between the CAP to the CEO and the Average CAP to the NEOs other than the CEO in fiscal years 2020, 2021, 2022 and 2023 to each of the Company’s (1) TSR, (2) net income,

and
(3) Pre-Incentive
Adjusted Operating Income, as well as the relationship between the Company’s TSR and the TSR of the Nasdaq US Benchmark Retail Index.

Tabular List of Performance Measures
The most important financial performance measures used by the Company to link CAP for the most recently completed fiscal year to the Company’s performance are as follows:

•	Pre-Incentive Adjusted Operating Income (as defined above)

•	Net Sales

•	Relative TSR (the Company’s TSR as compared to the TSR of a peer group established by the compensation committee)

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Policies Regarding Related Party Transactions

Our board of directors adopted a related party transactions policy for us. Pursuant to the related party transactions policy, we review all transactions with a dollar value in excess of $120,000 involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members will be participants to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers will be required to promptly notify our Executive Chairman of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction will then be reviewed by the audit committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the audit committee will determine whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

•	the materiality and character of the related person’s interest in the transaction;

•	the commercial reasonableness of the terms of the transaction;

•	the benefit and perceived benefit, or lack thereof, to us;

•	the opportunity costs of alternate transactions; and

•	the actual or apparent conflict of interest of the related person.

In the event that any member of the audit committee is not a disinterested member with respect to the related party transaction under review, that member will be excluded from the review and approval or rejection of such related party transaction and another director may be designated to join the audit committee for purposes of such review. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the audit committee will review and may, in its discretion, ratify the related party transaction. After any such review, the audit committee will approve or ratify the transaction based on a standard of whether the transaction is (a) in, or not inconsistent with, the best interests of us and our shareholders and (b) not in violation of our other policies or procedures. Our related party transaction policy is available on our website at http://investor.fivebelow.com, under the “Governance” section.

No related party transactions were identified during or subsequent to fiscal 2023 requiring review or approval under our related party transactions policy, and there are no related party transactions that are required to be reported in this Proxy Statement.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, certain executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Following a review of the forms filed in fiscal year 2023 and internal written correspondence regarding the same, the Company believes that during fiscal year 2023, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except for one Form 4 for Mr. Bull, reporting a gift of shares. Mr. Bull’s Form 4 was late due to administrative error and subsequently filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of April 16, 2024 by:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each executive officer named in the summary compensation table;

•	each of our directors; and

•	all directors and executive officers as a group.

For further information regarding material transactions between us and certain of our shareholders, see “Certain Relationships and Related Party Transactions.”

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 16, 2024 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Our calculation of the percentage of beneficial ownership is based on 55,192,192 shares of common stock outstanding as of April 16, 2024.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders Not Listed Below:
The Vanguard Group, Inc. (1)	5,068,024	9.2%
BlackRock, Inc. (2)	4,955,682	9.0%
FMR LLC (3)	3,674,611	6.7%
T. Rowe Price Associates, Inc. (4)	3,761,142	6.8%
T. Rowe Price Investment Management, Inc. (5)	3,005,619	5.4%

Named Executive Officers & Directors:
Joel D. Anderson (6)	274,108	*
Kathleen S. Barclay (7)	7,309	*
Karen Bowman (8)	338	*
Kenneth R. Bull	77,760	*
Kristy Chipman	—	*
Michael F. Devine, III (7)	17,507	*
George Hill	22,224	*
Bernard Kim (7)	2,227	*
Dinesh S. Lathi (7)	8,021	*
Richard L. Markee (7)	11,776	*
Michael F. Romanko	4,772	*
Thomas M. Ryan (9)	114,488	*
Ronald L. Sargent (10)	103,502	*
Eric M. Specter (11)	46,684	*
Mimi E. Vaughn (12)	767	*
Thomas G. Vellios (13)	333,927	*
Zuhairah S. Washington (7)	3,200	*

All executive officers and directors as a group (17 persons) (6)(7)(8)(9)(10)(11)(12)(13)	1,028,610	1.9%

*	Less than 1%
(1)

The Vanguard Group, Inc. is deemed to be the beneficial owner of 5,068,024 shares of our common stock. The Vanguard Group has sole voting power over 0 shares, shared voting power over 24,100 shares, sole dispositive power over 4,984,800 shares and shared dispositive power over 83,224 shares. The address of the Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is as disclosed in Amendment No. 9 to its Schedule 13G filed with the SEC on February 13, 2024.

(2)

BlackRock, Inc. is deemed to be the beneficial owner of 4,955,682 shares of our common stock, which includes shares that are held or may be deemed to be beneficially owned by the following entities: BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors or BlackRock Fund Managers Ltd. BlackRock, Inc. has sole voting power over 4,817,793 shares and sole dispositive power over 4,955,682 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. This information is as disclosed in Amendment No. 10 to its Schedule 13G filed with the SEC on January 25, 2024.

(3)

FMR LLC is deemed to be the beneficial owner of 3,674,611 shares of our common stock, which includes shares that are held or may be deemed to be beneficially owned by FIAM LLC, Fidelity Diversifying Solutions LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, Fidelity Management Trust Company and Strategic Advisers LLC. FMR LLC has sole voting power over 3,382,850 shares, shared voting power over 0 shares, sole dispositive power over 3,674,611 shares and shared dispositive power over 0 shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC, and has dispositive power over the shares. This information is as disclosed in Amendment No. 5 to its Schedule 13G filed with the SEC on February 9, 2024 by FMR LLC and Abigail P. Johnson.

(4)

T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of 3,761,142 shares of our common stock. T. Rowe Price Associates, Inc. has sole voting power over 760,107 shares, shared voting power over 0 shares, sole dispositive power over 3,761,142 shares and shared dispositive power over 0 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. This information is as disclosed in its Schedule 13G filed with the SEC on February 14, 2024.

(5)

T. Rowe Price Investment Management, Inc. is deemed to be the beneficial owner of 3,005,619 shares of our common stock. T. Rowe Price Investment Management, Inc. has sole voting power over 1,271,110 shares, shared voting power over 0 shares, sole dispositive power over 3,005,619 shares and shared dispositive power over 0 shares. The address of T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, MD 21202. This information is as disclosed in its Schedule 13G filed with the SEC on February 14, 2024.

(6)

Includes 144,934 shares held in trusts of which Mr. Anderson is the trustee or otherwise has or shares voting and investment power, and 78,226 shares held in trusts of which Mr. Anderson’s wife is the trustee, for the benefit of herself and her family members.

(7)	Includes 860 restricted stock units that will vest within 60 days of April 16, 2024.
(8)	Includes 388 restricted stock units that will vest within 60 days of April 16, 2024.
(9)

Includes 860 restricted stock units that will vest within 60 days of April 16, 2024. Includes 104,050 shares of our common stock held in a trust of which Mr. Ryan is the trustee or otherwise has or shares voting and investment power.

(10)

Includes 860 restricted stock units that will vest within 60 days of April 16, 2024. Includes 93,619 shares of our common stock owned by Sargent Family Investment, LLC. Mr. Sargent, a member and the sole manager of Sargent Family Investment, LLC, exercises voting and investment power over the shares beneficially owned by Sargent Family Investment, LLC. Includes 3,793 shares of our common stock owned by Sargent Family Foundation, a charitable foundation. Mr. Sargent, as a trustee, has investment and voting power over the shares held by Sargent Family Foundation.

(11)	Includes 10,126 shares subject to options that are exercisable.
(12)	Includes 767 restricted stock units that will vest within 60 days of April 16, 2024.
(13)	Includes 1,643 restricted stock units that will vest within 60 days of April 16, 2024.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table (as of February 3, 2024)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by securityholders(4)	505,829	33.48	3,886,410
Equity compensation plans not approved by securityholders	—	—	—
Total	505,829	33.48	3,886,410

(1)

The amount in this column includes outstanding stock options, RSUs and PRSUs, but excludes purchase rights under the ESPP. For this purpose, PRSUs are counted at maximum. As of the end of fiscal 2023, the number of shares underlying awards outstanding under the Five Below, Inc. Amended and Restated Equity Incentive Plan (the “2016 Plan”) and the 2022 Plan were 304,775 and 201,054, respectively.

(2)	Represents the weighted-average exercise price of outstanding stock options, but does not include RSUs and PRSUs as they do not have an exercise price.
(3)

Includes 3,298,947 shares that were available for future issuance under the 2022 Plan and 451,966 shares that were available for issuance under the ESPP. An aggregate of 4,818 shares of common stock were purchased under the ESPP in fiscal 2023. For purposes of determining the availability of shares under the 2022 Plan, outstanding PRSUs were counted at maximum. No future grants may be made under the 2016 Plan, and therefore there are no shares remaining available for future issuance thereunder reflected in column (c).

(4)	Consists of the Company’s 2022 Plan, 2016 Plan and the ESPP.

PROPOSAL 1

ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will elect one Class I director (who was previously elected by our board of directors to fill a vacancy and thus whose term expires at the Annual Meeting), four Class II directors, and four Class III directors, in each case to hold office for a one-year term, until our 2025 annual meeting of shareholders. Nominees were recommended and approved for nomination by our nominating and corporate governance committee. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.

Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted FOR the election of the three nominees recommended by our board of directors, unless you mark the proxy in such a manner as to vote AGAINST or ABSTAIN with respect to one or more nominees. See “What if I don’t vote for some of the items listed on my proxy card or voting instruction card?” on p. 6 of this proxy statement if you hold your shares in street name through a bank, broker, or other intermediary.

The following directors are being nominated for election to our board of directors: Joel D. Anderson, Kathleen S. Barclay, Karen Bowman, Dinesh S. Lathi, Richard L. Markee, Thomas M. Ryan, Mimi E. Vaughn, Thomas G. Vellios and Zuhairah S. Washington. Please see the discussion under “Board of Directors” in this Proxy Statement for information concerning each of our nominees for director.

Required Vote

Our bylaws provide for a majority voting standard for the uncontested election of directors. Under this voting standard, once a quorum has been established, any of the three nominees receiving more FOR votes than AGAINST votes will be elected as a director to serve until the 2025 annual meeting of shareholders and until their successors are duly elected and qualified. ABSTAIN votes and broker non-votes shall have no legal effect.

In the event a director does not receive the required vote for election to the board of directors, such director is required to tender his or her resignation to the nominating and corporate governance committee. The nominating and corporate governance committee shall consider such resignation in accordance with its charter and make a recommendation to the board of directors as to whether or not to accept such resignation. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the three nominees named in this Proxy Statement.

The board of directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending February 1, 2025. The Company is not required by its bylaws or applicable law to submit the appointment of KPMG LLP for shareholder approval. However, as a matter of good corporate governance, the board of directors has determined to submit the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm to shareholders for ratification. If shareholders do not ratify the appointment of KPMG LLP, the audit committee may consider the appointment of another independent registered public accounting firm. In addition, even if shareholders ratify the audit committee’s selection, the audit committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our shareholders.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2025.

The board of directors recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2025.

A representative of KPMG LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Fee Information

The following table sets forth fees in connection with services rendered by KPMG LLP, the Company’s independent registered public accounting firm, for fiscal 2023 and fiscal 2022.

	Fiscal Year 2023	Fiscal Year 2022
Audit Fees	$1,231,956	$1,183,903
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,231,956	$1,183,903

Audit Fees

Audit fees include fees for professional services rendered in connection with the annual audit of the Company’s financial statements, the audit of the Company’s internal control over financial reporting for fiscal 2023, and the review of the Company’s interim financial statements included in quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.

Audit-Related Fees

There were no amounts billed for audit-related fees during fiscal 2023 or fiscal 2022.

Tax Fees

There were no amounts billed for tax fees during fiscal 2023 or fiscal 2022.

All Other Fees

There were no amounts billed for other fees during fiscal 2023 or fiscal 2022.

Audit Committee Pre-Approval Policies and Procedures

Under our audit committee’s charter, the audit committee must pre-approve all audit and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The audit committee is not authorized to delegate the pre-approval of permitted non-audit services to management. The audit committee approved a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our audit committee has pre-approved the provision by the independent registered public accounting firm of certain services that fall within specified categories. Any services exceeding pre-approved cost levels or budgeted amounts, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the audit committee. If the audit committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the audit committee at its next scheduled meeting.

There were no non-audit services provided by our independent registered public accounting firm during fiscal 2023 or fiscal 2022.

PROPOSAL 3

ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, develop, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal 2023 compensation of our Named Executive Officers.

We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

In accordance with the requirements of Section 14A of the Exchange Act (which were added by the Dodd-Frank Act) and the related rules of the SEC, our board of directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. Our board of directors and our compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns. The Company currently conducts a Say-on-Pay vote annually.

The board of directors unanimously recommends a vote FOR the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion that accompanies the compensation tables.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2025 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2025 annual meeting of shareholders must be received by us no later than January 2, 2025 and must comply with the requirements of the proxy rules promulgated by the SEC.

In accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2025 annual meeting of shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (a) not prior to March 13, 2025 nor later than April 12, 2025 or (b) in the event that the 2025 annual meeting of shareholders is held prior to May 12, 2025 or after August 10, 2025, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Corporate Secretary, Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 12, 2025.

ANNUAL REPORT TO SHAREHOLDERS

Our 2023 Annual Report has been posted, and is available without charge, on our corporate website at http://investor.fivebelow.com in the “Financial Information” section. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2023 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2023 Annual Report has also been provided to you (including the financial statements and the financial statement schedules but excluding the exhibits thereto). In addition, we will provide, without charge, a copy of our 2023 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary, c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2023 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2023 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106 or by phone at (215) 546-7909. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2023 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Proxy Statement or the 2023 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

Appendix A-1

RECONCILIATION OF PRE-INCENTIVE ADJUSTED OPERATING INCOME

TO OPERATING INCOME

(in $ thousands)	Fiscal 2023
Operating Income	$385,571
Total Incentive Bonus	$18,385

Pre-Incentive Adjusted Operating Income	$403,956

A-1

FIVE BELOW, INC.
701 MARKET STREET
SUITE 300
PHILADELPHIA, PA 19106
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET
Before The Meeting -Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until
11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting
To vote during the virtual Annual Shareholder Meeting, shareholders must register in advance at
https://viewproxy.com/fivebelow/2024/ prior to the deadline of 11:59 p.m. Eastern Time on June 6, 2024.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the
Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V44677-P09688
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
FIVE BELOW, INC.
The Board of Directors recommends you vote FOR
the following:
1. Election of Directors
Nominees:
For Against Abstain
1a. Joel D. Anderson The Board of Directors recommends you vote FOR proposals 2 and 3.
For Against Abstain
1b. Kathleen S. Barclay
1c. Karen Bowman
1d. Dinesh S. Lathi
1e. Richard L. Markee
1f. Thomas M. Ryan
1g. Mimi E. Vaughn
1h. Thomas G. Vellios
1i. Zuhairah S. Washington
2. To ratify the appointment of KPMG LLP as the
Company’s independent registered public
accounting firm for the current fiscal year ending
February 1, 2025.
3. To approve, by non-binding advisory vote, the Company’s
Named Executive Officer compensation.
NOTE: The shares represented by this proxy, when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of the nominees listed under proposal 1 above and FOR proposals 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
V44678-P09688
FIVE BELOW, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
June 11, 2024
The undersigned hereby appoints Kristy Chipman and Ronald J. Masciantonio, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Five Below, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held online at https://viewproxy.com/fivebelow/2024/ at 9:00 a.m., Eastern Time on June 11, 2024 and at any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE
MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF
DIRECTORS AND FOR PROPOSALS 2 AND 3.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
Continued and to be signed on reverse side